Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
(  ) Preliminary proxy statement
(  ) Confidential, for use of the Commission only
    (as permitted by Rule 14a-6(e)(2)) (X) Definitive proxy statement ( ) Definitive additional materials ( ) Soliciting material pursuant to Rule 14a-12


                         CATSKILL FINANCIAL CORPORATION

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  (   ) No fee required.
  ( X ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1)     Title of each class of securities to which transaction applies:
         Catskill Financial Corporation Common Stock, par value $.01 per share

 (2) Aggregate number of securities to which transaction applies: 3,737,519 shares of Common Stock (plus outstanding options to acquire 384,748 shares of Common Stock).

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $23.00 per share of Catskill Financial Corporation Common Stock and $23.00, less the exercise price, for underlying options to purchase Catskill Financial Corporation Common Stock.

 (4)     Proposed maximum aggregate value of transaction: $ 89,923,541.00

 (5)     Total Fee Paid: $ 17,985.00

         ( X ) Fee paid previously with preliminary materials.

         (   )    Check box if any part of the fee is offset  as  provided  by
                  Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: N/A

(2)      Form, Schedule or Registration Statement No.: N/A

(3)      Filing Party: N/A

(4)      Date filed: N/A

                         CATSKILL FINANCIAL CORPORATION
                                 341 Main Street
                            Catskill, New York 12414

                                                              September 15, 2000
Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Catskill Financial Corporation, to be held at our main office located at 341 Main Street, Catskill, New York, on October 17, 2000 at 7:00 p.m., local time.

         On June 7, 2000, Catskill Financial Corporation agreed to merge with Troy Financial Corporation. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A CASH PAYMENT OF $23.00 FOR EACH SHARE OF CATSKILL FINANCIAL CORPORATION STOCK THAT YOU OWN. Upon completion of the merger, you will no longer own any stock or have any interest in Catskill Financial Corporation, nor will you receive, as a result of the merger, any stock of Troy Financial Corporation.

         At the special meeting, you will be asked to approve and adopt the merger agreement. A majority of the votes entitled to be cast at the special meeting must vote for approval and adoption of the merger agreement for the merger to be completed. If the merger agreement is approved, and all other conditions described in the merger agreement have been met or waived, the merger is expected to occur during the fourth quarter of 2000.

         Your board of directors believes that the merger is in the best interests of Catskill Financial Corporation shareholders and unanimously recommends that you vote FOR the adoption of the merger agreement. Your board of directors has received the opinion of Ryan Beck & Company, Inc. that the consideration to be received by Catskill Financial Corporation's shareholders in the merger is fair from a financial point of view.

         This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a complete text of the merger agreement. I urge you to read the enclosed materials carefully for a complete description of the merger. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

Sincerely,

/s/ Wilbur J. Cross
-------------------
Wilbur J.  Cross
Chairman of the Board, President, and Chief Executive Officer

         This transaction has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or the Federal Deposit Insurance Corporation, nor have any of these bodies passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

         This document is dated September 15, 2000 and was first mailed to shareholders on September 22, 2000.

                         CATSKILL FINANCIAL CORPORATION
                                 341 Main Street
                            Catskill, New York 12414
                                 (518) 943-3600

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         A special meeting of shareholders of Catskill Financial Corporation will be held on October 17, 2000, 7:00 p.m., local time, at our main office located at 341 Main Street, Catskill, New York, for the following purposes:

         1.   To approve and adopt the  Agreement  and Plan of Merger dated June
              7,  2000  by  and  among  Troy  Financial   Corporation,   Charlie
              Acquisition Corporation and Catskill Financial Corporation; and

         2. To transact such other business as may properly come before the special meeting including a proposal to adjourn or postpone the special meeting.

         NOTE: The Board of Directors is not aware of any other business to come before the special meeting.

         You can vote at the special meeting if you owned Catskill Financial Corporation common stock at the close of business on September 15, 2000. A complete list of shareholders entitled to vote at the special meeting will be available at the main office of Catskill Financial Corporation during the ten days prior to the special meeting and at the special meeting.

         As a shareholder of Catskill Financial Corporation, you have the right to dissent from the merger and obtain an appraisal of the fair value of your shares of Catskill Financial Corporation common stock under applicable provisions of Delaware law. In order to perfect dissenters' rights, you must not vote in favor of the merger and must comply with the requirements of Delaware law. A copy of the Delaware statutory provisions regarding dissenters' rights is included as Appendix D to the accompanying proxy statement and a summary of these provisions can be found under "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- Dissenters' Appraisal Rights."


                                     By Order of the Board of Directors

                                     /s/ Wilbur J. Cross
                                     -------------------
                                     Wilbur J.  Cross
                                     Chairman of the Board, President and Chief
                                     Executive Officer
 Catskill, New York


 September 15, 2000
--------------------------------------------------------------------------------

Important: the prompt return of proxies will save Catskill Financial Corporation the expense of further requests for proxies to ensure a quorum at the special meeting. Please complete, sign and date the enclosed proxy and promptly mail it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.

 -------------------------------------------------------------------------------

Please do not send in any stock certificates at this time.

                                TABLE OF CONTENTS

                                                                            Page

GLOSSARY ...................................................................-12-

QUESTIONS AND ANSWERS  ABOUT THE TROY FINANCIAL
         CORPORATION/CATSKILL FINANCIAL CORPORATION MERGER..................-14-

SUMMARY  ...................................................................-19-

         The Companies .....................................................-19-

         The Merger.........................................................-20-

         The Meeting........................................................-20-

         Catskill Financial's Reasons for Entering into the Merger..........-20-

         What You Will Receive for Your Shares of Common Stock..............-21-

         Record Date; Vote Required to Adopt the Merger Agreement...........-22-

         Beneficial Ownership of Common Stock...............................-22-

         Recommendation to Catskill  Financial's Shareholders...............-22-

         Opinion of Catskill  Financial's Financial Advisor.................-22-

         Interests of Certain Persons in the Merger.........................-23-

         Dissenters' Rights of Appraisal....................................-23-

         Taxable Transaction for Catskill  Financial  Shareholders..........-24-

HISTORICAL CONSOLIDATED FINANCIAL DATA  CATSKILL FINANCIAL..................-25-

MARKET PRICE AND DIVIDEND DATA FOR CATSKILL FINANCIAL COMMON STOCK
          ..................................................................-28-

THE MEETING.................................................................-29-

         General ...........................................................-29-

         Record Date; Voting Rights; Vote Required .........................-29-

         Voting and Revocation of Proxies ..................................-30-

         Solicitation of Proxies ...........................................-30-

         Participants in the ESOP ..........................................-31-

         Principal Holders of Catskill Financial Corporation Common Stock ..-31-

PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT .............................-34-

         The Parties to the Merger .........................................-34-

         Overview of the Transaction........................................-35-

         What You Will Receive in the Merger ...............................-35-

         Taxable Transaction for Catskill Financial  Shareholders...........-35-

         Background of the Merger...........................................-36-

         Catskill Financial's Reasons for the Merger and Recommendation
         of the Board of  Directors ........................................-38-

         Opinion of Catskill  Financial's Financial Advisor.................-39-

         Overview of Valuation Methodology..................................-41-

         Analysis of Selected Publicly Traded Companies.....................-42-

         Analysis of Selected Transactions..................................-43-

         Discounted Dividend Analysis.......................................-45-

         Break-Even Analysis................................................-45-

         Market.............................................................-46-

         Acquisition........................................................-46-

         Dissenters' Appraisal Rights ......................................-47-

         Regulatory Approvals...............................................-50-

          The Merger Agreement..............................................-52-

         Terms of the Merger................................................-52-

         When the Merger Will Be Completed..................................-53-

         Surrender of Certificates..........................................-53-

         Conduct of Business Pending the Merger.............................-54-

         Agreement Not to Solicit Other Offers..............................-56-

         Conditions to the Merger...........................................-57-

         Securities Portfolio Sale..........................................-57-

         Termination of the Merger Agreement................................-58-

         Waiver and Amendment of Merger Agreement...........................-58-

         Break-up Fee  .....................................................-60-

         Representations and Warranties Made by Catskill Financial
         Corporation and Troy Financial Corporation  in the
         Merger Agreement...................................................-61-

         Interests of Certain Persons in the Merger.........................-61-

         Employee Matters...................................................-64-

         Accounting Treatment ..............................................-65-

         Expenses...........................................................-65-

THE STOCK OPTION AGREEMENT .................................................-65-

         General............................................................-65-

         Effect of the Option...............................................-66-

         Exercise of the Stock Option.......................................-66-

         Repurchase Election................................................-69-

OTHER MATTERS ..............................................................-69-

SHAREHOLDER PROPOSALS ......................................................-69-

Appendix A - Agreement and Plan of Merger................................... A-1

Appendix B - Stock Option Agreement......................................... B-1

Appendix C - Fairness Opinion of Ryan, Beck & Co., Inc...................... C-1

Appendix D - Section 262 of the Delaware General Corporation Law ........... D-1

Appendix E- Proxy Card ..................................................... E-1

                                    GLOSSARY

The following terms are used in this Proxy Statement.

"Board of Directors" or "Board" means the board of directors of Catskill Financial Corporation.

"Catskill Financial" means Catskill Financial Corporation.

"Catskill Savings" means Catskill Savings Bank, a wholly-owed subsidiary of Catskill Financial.

"Common Stock" means the common stock of Catskill Financial, all of which will be acquired by Troy Financial in the Merger.

The "ESOP" means the Catskill Financial Corporation Employee Stock Ownership Plan, as amended.

The "Meeting" means the special meeting of Catskill Financial's shareholders to be held on October 17, 2000 and any adjournments or postponements of that special meeting, at which Catskill Financial will present the Merger Agreement to its shareholders for approval.

The "Merger" means the transaction in which Catskill Financial will merge into Charlie Acquisition Corporation (a subsidiary of Troy Financial) and each shareholder of Catskill Financial will be entitled to receive $23.00 for each share of Catskill Financial common stock owned by the shareholder.

The "Merger Agreement" means the Agreement and Plan of Merger among Catskill Financial, Troy Financial and Charlie Acquisition Corporation, dated June 7, 2000. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

The "MRP" means the Catskill Financial Corporation 1996 Management Recognition Plan, as amended.

"RBC" means Ryan, Beck & Co., Inc., the financial advisor to Catskill Financial.

The "Record Date" means September 15, 2000, the date which Catskill Financial will use to determine which Catskill Financial shareholders of record are entitled to vote at the Meeting.

The "Stock Option Plan" means the Catskill Financial Corporation 1996 Stock Option Plan, as amended.

"Troy Financial" means Troy Financial Corporation.

"Troy Savings" means Troy Savings Bank, a wholly-owned subsidiary of Troy Financial.

                              QUESTIONS AND ANSWERS
             ABOUT THE TROY FINANCIAL CORPORATION/CATSKILL FINANCIAL
                               CORPORATION MERGER

Q:       WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: The Board of Directors believes that the Merger allows shareholders of Catskill Financial to realize a greater value for their shares of Common Stock than they could have if Catskill Financial followed its existing business plan, or considered other alternative strategies to maximize shareholder value. Catskill Financial and Troy Financial share a commitment to community banking, which emphasizes responsiveness to local markets and the delivery of personalized services. The companies believe that the Merger will provide customers and the local communities access to a wider variety of quality products and services while continuing to receive the high level of personal service they have come to expect.

Q: WHAT WILL CATSKILL FINANCIAL SHAREHOLDERS RECEIVE FOR THEIR SHARES OF COMMON STOCK?

A: Catskill Financial shareholders will receive $23.00 in cash for each of their shares of Common Stock. See the discussion under the caption "What You Will Receive in the Merger" beginning at page 35 for more information.

Q:       IS THE AMOUNT OF CASH TO BE  RECEIVED  FOR EACH  SHARE OF COMMON  STOCK
         FAIR?

A: RBC has issued its opinion that the amount that will be paid to Catskill Financial shareholders is fair from a financial point of view. See the discussion under the caption "Opinion of Catskill Financial's Financial Advisor" beginning at page 39 for more information.

Q: CAN THE AMOUNT OF CASH THAT CATSKILL FINANCIAL SHAREHOLDERS RECEIVE IN THE MERGER CHANGE ?

A: In connection with the Merger, Catskill Financial determined to sell a portion of its investment securities portfolio, consisting of corporate and municipal bonds. The Merger Agreement requires Catskill Financial to have completed the sale no later than July 7, 2000. If the aggregate pre-tax net proceeds of the sale of the securities are less than $73.2 million, the per share consideration to be received by Catskill Financial shareholders in the Merger would be reduced by a formula defined in the Merger Agreement. On June 13, 2000, Catskill Financial completed the sale of the securities portfolio. The proceeds of the sale were $74.5 million. Accordingly, Catskill Financial has determined that the cash per share to be received by Catskill Financial shareholders will not be reduced. See the discussion under the caption "Securities Portfolio Sale" beginning at page 55 for more information.


Q: WHAT CAN I DO IF I AM NOT SATISFIED WITH THE PAYMENT I WILL RECEIVE FOR MY SHARES ?

A: Under Delaware law, if you are not satisfied with the amount you are receiving in the Merger, you are legally entitled to have the value of your shares judicially determined and to receive payment based on that valuation. To exercise your dissenters' appraisal rights, you must deliver a written objection to the Merger to Catskill Financial at or before the Meeting and must not vote in favor of the Merger. Objections to the Merger should be addressed to Catskill Financial at 341 Main Street, Catskill, New York 12414, Attention: Corporate Secretary. If you don't follow exactly the procedures specified under Delaware law, you will lose your dissenters' appraisal rights. A copy of the dissenters' appraisal rights provisions of Delaware law is provided as Appendix D to this proxy statement. See the discussion under the caption "Dissenters' Appraisal Rights" beginning at page 47 for more information.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO CATSKILL
         FINANCIAL'S SHAREHOLDERS?

A: For United States federal income tax purposes, and perhaps for state and local tax purposes, your exchange of shares of Common Stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the Merger and your tax basis in the shares of Common Stock. See the discussion under the caption "Taxable Transaction for Catskill Financial Shareholders" beginning at page 35 for more information.

         The tax consequences of the Merger to you will depend on your own situation. You should consult with your tax advisors for a full understanding of the tax consequences of the Merger to you.

Q. WILL CATSKILL FINANCIAL BE ABLE TO PAY DIVIDENDS BEFORE THE COMPLETION OF THE MERGER ?

A. Under the Merger Agreement, Catskill Financial is permitted to pay regular quarterly cash dividends, not to exceed $.1325 per share, consistent with past practice, during the period from June 7, 2000 (the date of the Merger Agreement), until the date that the Merger becomes effective, but it may not pay more than four such dividends during fiscal 2000. There can be no assurance however, that Catskill Financial will pay any dividends during this period. See the discussion under the caption "Conduct of Business Pending the Merger - Conditions to the Merger" beginning at page 55, for more information.

Q.       HOW WILL MANAGEMENT BENEFIT FROM THE MERGER?

A. Officers and directors of Catskill Financial who have stock options and restricted stock awards under Catskill Financial's stock benefit plans will receive payments for their awards based upon the Merger price per share. They and other employees will also receive other benefits from the Merger. In addition, each of the directors will join an advisory board of Troy Savings and Mr. Cross will become a director of Troy Financial and Troy Savings. See the discussion under the caption "The Merger Agreement - Interests of Certain Persons in the Merger" beginning at page 61 for more information.

Q.       WHAT DO I NEED TO DO NOW?

A. After you have carefully read this proxy statement, indicate on your proxy card how you want your shares of Common Stock to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Meeting.

Q.       WHY IS MY VOTE IMPORTANT?

A. If you do not return your proxy card or vote in person at the Meeting, it will be more difficult for Catskill Financial to obtain the necessary quorum to hold the Meeting. The Merger Agreement must be approved by a majority of the votes eligible to be cast at the Meeting.

Q. IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES OF COMMON STOCK FOR ME?

A. No. Your broker will not be able to vote your shares of Common Stock without instructions from you. You should instruct your broker how you wish to vote your shares, following the directions your broker provides.

Q.       WHAT IF I FAIL TO INSTRUCT MY BROKER?

A. If you fail to instruct your broker to vote your shares of Common Stock and the broker submits an unvoted proxy, that unvoted proxy will be the equivalent of voting against the Merger.

Q.       CAN I ATTEND THE MEETING AND VOTE MY SHARES OF COMMON STOCK IN
         PERSON?

A. Yes. All shareholders of Common Stock are invited to attend the Meeting. Shareholders of record can vote in person at the Meeting. If a broker holds your shares in street name, then you are not the shareholder of record and you must ask your broker how you can vote at the Meeting.

Q.       CAN I CHANGE MY VOTE?

A. Yes. If you have not voted through your broker, there are three ways you can change your vote after you have sent in your proxy card.

                  o First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy.

                  o Second, you may complete a new proxy card. Any earlier proxy will be revoked automatically.

                  o Third, you may attend the Meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the Meeting without voting will not revoke your proxy.

         If you have instructed your broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q.       SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A. No. You should not send in your Common Stock certificates at this time. Instructions for exchanging Common Stock certificates will be sent to you after the Merger has been completed.

Q:       WHEN DOES CATSKILL FINANCIAL  EXPECT THE MERGER TO BE
         COMPLETED?

A: Catskill Financial hopes to complete the Merger in the fourth quarter of 2000. The Merger cannot occur unless Catskill Financial's shareholders approve the Merger by a majority of the outstanding shares of Common Stock and all federal and state regulatory approvals are received. See the discussion under the caption "The Merger Agreement - Conditions to the Merger" beginning at page 56 for more information.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A:       If you have more questions about the Merger, you should contact:

         Catskill Financial Corporation
         341 Main Street
         Catskill, New York 12414
         Attention: Wilbur J. Cross
                        Chairman, President and Chief Executive Officer
         Telephone: (518) 943 - 3626 Ext.  22

                                     SUMMARY

This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the Merger, we urge you to carefully read the entire proxy statement and the other documents to which we refer, including the Merger Agreement. Catskill Financial has attached the Merger Agreement to this proxy statement as Appendix A. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger.

         o   THE COMPANIES

TROY FINANCIAL CORPORATION
32 SECOND STREET
TROY, NEW YORK 12180
(518) 270-3274

         Troy Financial, a Delaware corporation, is headquartered in Troy, New York and is the parent of Troy Savings, a New York-chartered stock savings bank, Troy Commercial Bank, a newly organized commercial bank and Charlie Acquisition Corporation, a Delaware corporation. Troy Savings operates fourteen branch offices in the six New York counties of Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer .

         At June 30, 2000, Troy Financial had consolidated assets of $902.8 million, net loans receivable of $591.2 million, deposits of $560.7 million and shareholders' equity of $166.4 million.

CATSKILL FINANCIAL CORPORATION
341 MAIN  STREET
CATSKILL, NEW YORK 12414
(518) 943-3600

         Catskill  Financial,  a  Delaware  corporation,   is  headquartered  in
Catskill, New York and is the parent of Catskill Savings, a federally chartered stock savings bank.

         At June 30, 2000,  Catskill Financial had consolidated assets of $316.2
million,   net  loans  of  $167.2  million,   deposits  of  $221.4  million  and
shareholders' equity of $53.5 million.

         Catskill Savings was organized in 1868. Catskill Savings has its main office in Catskill, New York, four branch offices in Greene County, New York and one each in Albany County,

New York and Schoharie County, New York.

         o   THE MERGER (PAGES 52 THROUGH 61)

         If the Merger Agreement is approved and adopted by Catskill Financial shareholders, the Merger receives regulatory approval, and the parties meet the other conditions of the Merger Agreement, Charlie Acquisition Corporation, a wholly-owned subsidiary of Troy Financial, will be merged into Catskill Financial. Immediately thereafter, Catskill Financial will merge into Troy Financial and Catskill Financial will cease to exist as a separate corporation. Immediately after Catskill Financial is merged into Troy Financial, Catskill Savings will be merged into Troy Savings. The offices of Catskill Savings will be operated as offices of Troy Savings immediately following the effective date of the Merger. If the Merger Agreement is not adopted, Catskill Financial and Troy Financial will continue as separate entities.

         o   THE MEETING (PAGES 29 THROUGH 33)

         The Meeting will be held on October 17, 2000, at the main office of Catskill Financial located at 341 Main Street, Catskill, New York. At the
Meeting you will be asked to vote on the proposal to approve the Merger Agreement. You can vote at the Meeting if you owned Common Stock on September 15, 2000.

         o CATSKILL FINANCIAL'S REASONS FOR ENTERING INTO THE MERGER (PAGES 38 THROUGH 39)

         Catskill Savings converted from the mutual to the stock form of ownership and became a wholly-owned subsidiary of Catskill Financial on April 18, 1996. The net proceeds from the sale of Common Stock in the conversion transaction were $54.9 million. Following the conversion, Catskill Financial's management sought to deploy the conversion proceeds and increase Catskill Financial's assets and earnings by pursuing a number of strategies, including increased loan production, the opening of new Catskill Savings branch offices and the acquisition of other community-based financial institutions. Catskill Savings opened four new branch offices and achieved moderate loan and deposit growth through their operation. However, Catskill Financial's efforts to identify other financial institutions in the Capital District and Hudson Valley regions of New York that were interested in joining with it were unsuccessful. This impeded Catskill Financial's ability to leverage the capital it raised in its stock offering and sufficiently increase shareholder value.

         As a result, the Board decided to pursue a strategy involving the acquisition of Catskill Financial by another community-based financial institution. The Board considered a number of factors in deciding to enter into the Merger Agreement with Troy Financial, including the following:

         o the Merger price exceeds the estimated value that could be realized by Catskill Financial shareholders over the intermediate and long terms;

         o the $23 per share to be received by the shareholders of Catskill Financial represents a substantial premium to recent market prices and book value of the Common Stock;

         o   attempts   to   grow   Catskill   Financial's   franchise   through
             acquisitions of other institutions had been unproductive;

         o the prospects for loan and deposit growth in Catskill Financial's local market- without the investment of considerable additional resources and the offering of new products and services are limited;

         o the Company's ability to increase earnings per share through Common Stock repurchases cannot continue indefinitely;

         o Catskill Financial's prospects for reaching a satisfactory return on equity without significant asset growth are limited in the intermediate term due to its high capital level;

         o Catskill Financial's financial advisor, RBC, has given its opinion that the transaction is fair to Catskill Financial's shareholders from a financial point of view;

         o   like  Catskill   Financial,   Troy  Financial  has  a  demonstrated
             commitment to community banking; and

         o Troy Financial has the resources to deliver expanded products and services to Catskill Financial's existing customers.

         Generally, the Board of Directors concluded that in the intermediate and long terms, Catskill Financial could not produce shareholder value in excess of the Merger price, and that the Merger price was fair, from a financial point of view, to Catskill Financial's shareholders.

o        WHAT YOU WILL RECEIVE FOR YOUR SHARES OF COMMON STOCK (PAGE 35)

         As a Catskill Financial shareholder, each of your shares of Common Stock will automatically become exchangeable for $23.00 in cash. You will have to surrender your Common Stock certificate(s) to receive this cash payment. Troy Financial, or its exchange agent, will send you written instructions for surrendering your certificates after the Merger is completed. For more information on how this exchange procedure works, see "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- The Merger Agreement -- Terms of the Merger" and "-- Surrender of Common Stock Certificates" on pages 34, 52 and 34 of this Proxy Statement.

         The Common Stock is quoted on NASDAQ Stock Market under the symbol "CATB". On June 7, 2000, which was the last full trading day before the Merger was announced, the closing price for Common Stock was $17.6875 per share.

         Do not send your stock certificates at this time.

o        RECORD  DATE;  VOTE  REQUIRED TO ADOPT THE MERGER  AGREEMENT  (PAGES 29
         THROUGH 30)

         You can vote at the Meeting if you owned Common Stock at the close of business on September 15, 2000.

         The Merger Agreement will be adopted if the holders of at least a majority of the outstanding shares of Common Stock vote for it. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the Merger Agreement.

o        BENEFICIAL OWNERSHIP OF COMMON STOCK (PAGE 31)

         Directors and executive officers of Catskill Financial and their affiliates beneficially owned an aggregate of 654,451, or approximately 16.3%, of the shares of Common Stock outstanding on the Record Date. Each of the directors and executive officers of Catskill Financial have executed an agreement with Troy Financial pursuant to which each director and executive officer agreed to vote his or her shares of Common Stock for the Merger Agreement.

o        RECOMMENDATION TO CATSKILL  FINANCIAL'S  SHAREHOLDERS (PAGES 38 THROUGH
         39)

         The Board of Directors believes that the Merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the adoption of the Merger Agreement.

o        OPINION OF CATSKILL FINANCIAL'S FINANCIAL ADVISOR (PAGES 39 THROUGH 47)

         RBC has delivered its written opinion to the Board of Directors, dated as of June 7, 2000 and updated as of September 15, 2000, that the consideration to be received by the shareholders of Catskill Financial in the Merger is fair from a financial point of view. This opinion is attached as Appendix C to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by RBC in providing its opinion.

o        INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES 61 THROUGH 63)

         Some of Catskill Financial 's directors and officers have interests in the Merger that are different from, or are in addition to their interests as shareholders in Catskill Financial. The members of the Board of Directors knew about these additional interests and considered them when they approved the Merger Agreement and the Merger. These include:

         1. the cancellation of existing vested and unvested options to purchase Common Stock in exchange for a cash payment equal to the difference between $23.00 per share and the option exercise price;

         2. payments for unvested shares of restricted Common Stock awarded under the MRP at $23.00 per share;

         3. the appointment of Catskill Financial's president, and chief executive officer to the boards of directors of Troy Financial and Troy Savings;

         4. indemnification provisions in the Merger Agreement that protect officers and directors for events that occurred prior to the effective date of the Merger for a period of six years after the Merger;

         5. the appointment of each member of Catskill Financial's Board of Directors to a Troy Savings Advisory Board for at least a two-year period and the receipt by each member of that Troy Savings Advisory Board of an annual retainer of $10,000 per year except for the Chairman who will receive $50,000 per year; and

         6. payments to certain officers pursuant to agreements between them and Catskill Financial or Catskill Savings.

o        DISSENTERS' RIGHTS OF APPRAISAL (PAGES 47 THROUGH 51)

         Catskill Financial shareholders have dissenters' rights of appraisal under Delaware law. If you want to exercise dissenter's rights, you must carefully follow the procedures described at pages 47 through 51 of this document and Appendix D.

o        TAXABLE  TRANSACTION  FOR  CATSKILL  FINANCIAL  SHAREHOLDERS  (PAGES 36
         THROUGH 38)

         For United States federal income tax, and possibly state and local tax, purposes, your exchange of shares of Common Stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the Merger and your tax basis in the shares of Common Stock. The tax consequences of the Merger to you will depend on your own situation. You should consult with your tax advisors for a full understanding of the tax consequences of the Merger to you.

                     HISTORICAL CONSOLIDATED FINANCIAL DATA
                               CATSKILL FINANCIAL

         These tables show historical consolidated financial data for Catskill Financial. The annual historical financial condition and operating data are derived from Catskill Financial's consolidated financial statements audited by their independent accountants. Financial amounts as of and for the nine months ended June 30, 2000 and 1999 are unaudited, however, Catskill Financial believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. In connection with the Merger, Catskill Financial determined to sell a portion of its investment securities portfolio, consisting of corporate and municipal bonds. The Merger Agreement requires Catskill Financial to have completed the sale no later than July 7, 2000. On June 13, 2000, Catskill Financial completed the sale of the securities portfolio. The proceeds of the sale were $74.5 million. Catskill Financial realized a loss of approximately $11.7 million from the securities sale which adversely impacted Catskill Financial's operating performance for the nine months ended June 30, 2000. You should not assume that the nine-month results indicate results for any future period.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION


                                     At June 30,                                   At September 30
                              ------------- ------------  ------------  ------------ ------------  ------------  ------------
                                       2000         1999          1999          1998         1997          1996          1995
                              ------------- ------------  ------------  ------------ ------------  ------------  ------------
                                                              (dollars in thousands, except for per share)

Selected Consolidated Financial Condition Data:

Total assets                       $316,243     $335,042      $338,796      $314,752     $289,619      $283,759      $230,102
Cash and cash equivalents            48,085        3,407         3,025         2,795        2,274        39,712        38,064
Loans receivable, net               167,196      145,834       150,821       137,785      124,337       122,533       118,364
Securities available for sale        75,944      167,706       165,833       164,983      148,114        97,041           ---
Securities held to maturity             ---          ---           ---         2,060        8,055        19,077        67,090
Deposits                            221,439      220,079       219,064       209,977      200,912       196,753       197,230
Borrowings                           35,000       46,100        56,100        31,840       11,385           ---           ---
Shareholders' equity                 53,519       64,384        59,212        67,831       71,777        82,381        28,667
Book value per share                  14.32        15.40         15.15         15.56        15.41         14.49           N/A



                                                For the nine months                       Years ended September 30
                                                   ended June 30
                                      2000            1999            1999         1998         1997        1996         1995
                                     ------------  ----------- -----------  -----------  ----------- -----------  -----------
                                                              (Dollars in thousands, except per share data)
Selected Consolidated Operating Data:
Interest income                           $17,487      $16,030     $21,699      $21,132      $20,247     $17,962      $15,623
Interest expense                            8,959        7,736      10,542        9,960        8,801       9,022        8,009
                                         --------    ---------    --------   ----------    ---------    --------    ---------
         Net interest income                8,528        8,294      11,157       11,172       11,446       8,940        7,614
Provision for loan losses                     150          140         190          189          300         195          255
                                        ---------   ---------- -----------  -----------   ----------   ---------   ----------
Net interest income after provision
 for loan losses                            8,378        8,154      10,967       10,983       11,146       8,745        7,359
Non-interest income (1)                  (10,944)          670         866          580          482         966          231
Non-interest expense (2)                    4,976        4,584       6,184        5,662        5,187       4,258        4,665
                                         --------    ---------  ----------   ----------    ---------    --------     --------
Income (loss) before taxes (benefit)      (7,542)        4,240       5,649        5,901        6,441       5,453        2,925
Income tax expense (benefit)              (3,309)        1,119       1,424        2,019        2,534       2,136        1,201
                                         --------   ----------  ----------   ----------    ---------    --------    ---------
      Net income (loss)                  ($4,233)       $3,121      $4,225       $3,882       $3,907      $3,317       $1,724
                                        =========     ========    ========    =========     ========    ========     ========
Basic earnings (loss) per common
share                                     ($1.27)         $.81       $1.13         $.95         $.84       $.38*            *
Diluted earnings (loss) per common
   share                                  ($1.27)         $.80       $1.10         $.93         $.84       $.38*            *
Cash dividends per common share             $.375        $.295       $.405        $.333         $.21         ---          ---
Divided payout ratio                          N/A       36.42%      35.84%       35.05%       25.00%         ---          ---


* The Company completed its initial public offering on April 18, 1996, so earnings per common share is not applicable to all periods prior to that date. In calculating earnings per share for fiscal 1996, post conversion net income and weighted average shares outstanding were used. Post conversion net income during the fiscal year ended September 30, 1996 was approximately $2.0 million.

(1) Non-interest income for the nine month period ended June 30, 2000 included $11.7 million in losses from the Company's sale of its corporate and municipal bond portfolios.

(2) Non-interest expense for the nine month period ended June 30, 2000 included non-deductible Merger related transaction costs of $163,000.


                                               At or for the nine                        Years ended September 30
                                                  months ended
                                                     June 30
                                   -----------  -----------  ------------ ------------ ------------ ------------ ------------
                                          2000         1999          1999         1998         1997         1996         1995
                                   -----------  -----------  ------------ ------------ ------------ ------------ ------------
Selected Financial Ratios and Other Data:

Performance Ratios:

    Return on average assets (1)          1.30%        1.30%         1.30%        1.30%        1.40%        1.25%         .76%
    Return on average equity (1)          8.03         6.19          6.42         5.60         5.22         6.33         6.15
    Net interest rate spread              3.14         3.04          3.09         2.91         2.95         2.54         2.99
    Net interest margin                   3.86         3.95          3.94         4.00         4.18         3.44         3.47
    Ratio of non-interest expense
       to average total assets            1.94         1.91          1.90         1.90         1.86         1.60     1.77 (2)
    Efficiency ratio (3)                 46.95        47.09         47.08        46.32        43.80        45.56        51.05
    Ratio of average interest-
       earning assets to average
       interest-bearing liabilities     119.51       126.20        124.90       131.97       138.60       125.79       112.97
Asset Quality Ratios:
    Non-performing loans to total
       loans at end of period             .29%         .41%          .36%         .42%         .73%        1.10%         .86%
    Non-performing assets to total
       assets at end of period             .16          .19           .16          .20          .40          .61          .66
    Allowance for loan losses to
       non-performing loans             445.34       337.17        384.74       329.95       206.00       133.89       188.41
    Allowance for loan losses to
       total loans at end of  period      1.30         1.39          1.37         1.40         1.50         1.47         1.61
    Net charge-offs to average
       loans                               .04          .04           .03          .10          .19          .26          .04
Capital Ratios:
    Equity to total assets at end
       of period                        16.92%       19.22%        17.48%       21.55%       24.78%       29.03%       12.46%
    Average equity to average
       assets                            16.18        20.99         20.19        23.20        26.86        19.73        12.44

(1) Financial ratios for the nine month period ended June 30, 2000 excludes the $11.7 million loss on the Company's sale of its corporate and municipal bond portfolio, as well as the $163,000 in merger related transaction costs.

(2) Excludes $660,000 provision for Nationar loss contingency.

(3 Efficiency ratio is non-interest expense/(non-interest income + net interest income on a tax equivalent basis). For the nine month period ended June 30, 2000 excludes the $11.7 million loss on the Company's sale of its corporate and municipal bond portfolio, as well as the $163,000 in Merger related transaction costs. Furthermore, for 1997 and 1996, excludes Nationar recoveries included in non-interest income of $100,000, and $560,000, respectively and for 1995 excludes $660,000 provision for Nationar loss contingency included in non-interest expense.

          MARKET PRICE AND DIVIDEND DATA FOR CATSKILL FINANCIAL COMMON
                                      STOCK

         Catskill Financial's Common Stock is quoted on the NASDAQ stock market under the symbol "CATB". The following table shows high and low sale price as well as dividends for the periods indicated.


                                       Catskill Financial  Common Stock
                           -----------------------------------------------------
                                    High             Low          Dividends
                           -----------------------------------------------------

1997 Fiscal Year
First Quarter                       $14.50           $12.13
Second Quarter                       16.50            13.75             $.07
Third Quarter                        16.50            13.50              .07
Fourth Quarter                       17.25            15.25              .07

1998 Fiscal Year
First Quarter                       $19.63           $16.50             $.08
Second Quarter                       19.00            17.00              .08
Third Quarter                        18.50            16.13              .08
Fourth Quarter                       17.50            12.00              .0925

1999 Fiscal Year
First Quarter                       $15.00           $11.25             $.0925
Second Quarter                       15.75            13.81              .0925
Third Quarter                        16.75            14.06              .11
Fourth Quarter                       16.75            14.13              .11

2000 Fiscal Year
First Quarter                       $15.63           $12.63             $.11
Second Quarter                       14.00             9.50              .1325
Third Quarter                        22.06            11.25              .1325


         On June 7, 2000, the last trading day prior to the joint announcement by Troy Financial and Catskill Financial that they had entered into the Merger Agreement, the closing sales price of Common Stock was $17.6875 per share. On September 15, 2000, which is the last practicable date prior to the printing of this proxy statement, the closing price for Common Stock was $22.4375 per share.

         As of September 15, 2000, there were approximately 698 holders of record of Common Stock. This number does not reflect the number of persons or entities who may hold their Common Stock in nominee or "street" name through brokerage firms.

                                   THE MEETING

GENERAL

         This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors for use at the Meeting on October 17, 2000, at 7:00 p.m., local time, at Catskill Financial's main office located at 341 Main Street, Catskill, New York 12414. At the Meeting, the holders of Common Stock will consider and vote on:

         o the proposal to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and

         o the transaction of such other business that may properly come before the Meeting, including a proposal to adjourn or postpone the special meeting.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

         The Board of Directors has fixed the close of business on September 15, 2000 as the record date for the determination of shareholders of Catskill Financial entitled to receive notice of and to vote at the Meeting. On the Record Date, there were 3,737,519 shares of Common Stock issued and outstanding, except 77,953 of which are unvested shares issued under Catskill Financial's MRP that cannot be voted at the Meeting.
         The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the shares of Common Stock outstanding on the Record Date. Accordingly, any nonvoted shares of Common Stock and abstentions with regard to this proposal will have the same effect as votes against the proposal.
         Each holder of Common Stock is entitled to one vote per share held of record on the Record Date. The presence in person or by proxy at the Meeting of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum.
         As of the Record Date, directors and executive officers of Catskill Financial and their affiliates beneficially owned an aggregate of 654,451, or approximately 16.3%, of the outstanding shares of Common Stock. Members of the Board of Directors and executive officers have entered into agreements with Troy Financial to vote all shares of Common Stock they have the power to vote for the adoption of the Merger Agreement.

         The shareholders present at the Meeting, in person or by proxy, may, by a majority vote, vote to adjourn the Meeting despite the absence of a quorum. If a quorum is not obtained, or if fewer than a majority of shares of Common Stock are voted in favor of approval and adoption of the Merger Agreement, it is expected that the Meeting will be adjourned to allow additional time for obtaining additional proxies.

VOTING AND REVOCATION OF PROXIES

         Shares of Common Stock represented by a proxy properly signed and received at or prior to the Meeting, unless subsequently revoked, will be voted at the Meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted "FOR" adoption of the Merger Agreement.
         If your shares of Common Stock are held in street name by your broker, your broker will not be able to vote your shares of Common Stock without instructions from you. You should instruct your broker to vote your shares in accordance with the procedure provided by your broker.
         Any proxy given in connection with this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Corporate Secretary of Catskill Financial prior to or at the Meeting or by voting the shares of Common Stock subject to the proxy in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.
         A proxy may indicate that all or a portion of the shares of Common Stock represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares of Common Stock that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares of Common Stock will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present for the purpose of determining whether a quorum exists, but will not be counted as voting in favor of such proposal.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, the directors, officers, employees and agents of Catskill Financial may solicit proxies from Catskill Financial's shareholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Catskill Financial will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. In addition, Catskill Financial will bear its own expenses in connection with the solicitation of its proxies for the Meeting. Catskill Financial has retained Regan & Associates, Inc. to assist in soliciting proxies for the Meeting and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at a cost not to exceed $7,000, including out of pocket expenses.

PARTICIPANTS IN THE ESOP
         If you participate in the ESOP, the proxy card represents a voting instruction to the ESOP trustee as to the number of shares of Common Stock in your plan account. Each participant in the ESOP may direct the trustee as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Allocated shares of Common Stock for which no voting instructions are received will be voted by the trustee, subject to the trustee's exercise of its fiduciary duties. Unallocated shares of Common Stock held by the ESOP will be voted by the trustee in the same manner as directed by the majority of participants who directed the trustee as to allocated shares, subject to the trustee's exercise of its fiduciary obligations.

 PRINCIPAL HOLDERS OF CATSKILL  FINANCIAL  CORPORATION COMMON STOCK
         Shareholders of record as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock then held. The following table sets forth information as of September 15, 2000, regarding share ownership of: (i) those persons or entities which management believes own beneficially more than five percent of the Common Stock; (ii) each of the Company's directors; (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal year ended September 30, 1999, (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of September 15, 2000. Information set forth in the table with respect to persons or entities who own beneficially more than five percent of the Common Stock is based upon filings with the Securities and Exchange Commission (the "SEC") made pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other sources believed by the Company to be reliable.

                                   Shares Beneficially                 Percent Beneficial
Name                               Owned at September 15, 2000 1        Ownership 2
----                               -----------------------------        -------------------

Catskill Financial Corporation               375,342 3                        9.4%
Employee Stock Ownership Plan
341 Main Street
Catskill, New York 12414

Wellington Management Company, LLP           226,500 4                        5.6%
75 State Street
Boston, Massachusetts 02109


                                                        -31-




Wilbur J. Cross                              171,910 5                        4.3%
Chairman, President & Chief
Executive Officer

David J. DeLuca                               60,816 6                        1.5%
Vice President & Chief
Financial Officer

Deborah S. Henderson                          51,629 7                        1.3%
Vice President & Senior Loan Officer

George P. Jones, Director                     38,542 8                        1.0%

Richard A. Marshall, Director                 76,925 9                        1.9%

Allan D. Oren, Director                       83,621                          2.1%

Hugh J. Quigley, Director                     38,963 10                       1.0%

Edward P. Stiefel, Esq , Director             67,342                          1.7%

Directors and executive officers of the      654,451 11                      16.3%
Company and the Bank, as a group (10 persons)

-------------------------------
1 Amount includes shares held directly, as well as shares allocated to such individuals under the ESOP, and other shares with respect to which a person may be deemed to have sole voting and/or investment power. The table also includes 4,551 shares awarded to each non-employee director pursuant to the MRP which are not vested and cannot be voted at the Meeting. The table also includes 22,744 shares subject to options granted to directors Jones, Marshall and Quigley and 5,686 shares for Mr. Oren and Mr. Stiefel pursuant to the Stock Option Plan because they were exercisable on the Record Date or within 60 days thereafter.

2 Based upon 4,010,055 shares outstanding on September 15, 2000, which includes 77,953 shares issued but unvested under the MRP and stock options for 272,536 shares exercisable on the Record Date or within 60 days thereafter.

3 Excludes 77,547 shares allocated to ESOP participants. First Bankers Trust Co., N.A., the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Unallocated shares are voted in the same manner as directed by the majority of participants who directed the trustee as to allocated shares. Allocated shares for which no voting instructions are received will be voted by the trustee, subject to the trustee's exercise of its fiduciary duties.

4 Shares are beneficially owned by an investment advisory company on behalf of certain of its clients. Amounts shown are based upon the most recent available reports filed pursuant to Section 13 of the Exchange Act and may not reflect actual beneficial ownership on the Record Date.

5 Includes 200 shares owned by Mr. Cross' wife, as to which he disclaims beneficial ownership; 9,310 shares allocated to Mr. Cross in the ESOP; 22,748 unvested MRP shares, which cannot be voted at the Meeting; and 113,732 shares which Mr. Cross had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan.

6 Includes 10,400 unvested MRP shares, which cannot be voted at the Meeting; 27,000 shares which Mr. DeLuca had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan; and 4,316 shares allocated to Mr. DeLuca in the ESOP.

7 Includes 7,050 unvested MRP shares, which cannot be voted at the Meeting; 24,000 shares which Ms. Henderson had the right to acquire on the Record Date or within 60 days thereafter pursuant to the Stock Option Plan; and 5,379 shares allocated to Ms. Henderson in the ESOP.

8 Includes 425 shares owned by Mr. Jones' daughter, as to which he disclaims beneficial ownership.

9 Includes 12,000 shares owned by Mr. Marshall's wife and 3,000 shares owned by Mr. Marshall's daughters, as to which he disclaims beneficial ownership.

10 Includes 980 shares owned by Mr. Quigley's wife's Individual Retirement Account, as to which he disclaims beneficial ownership.

11 Includes 26,759 ESOP shares allocated to executive officers, 48,198 unvested MRP shares awarded to executive officers as a group and 22,755 unvested MRP shares awarded to non-employee directors, which MRP shares cannot be voted at the Meeting. Also includes 192,932 stock options granted to executive officers and 79,604 stock options granted to non-employee directors, representing options exercisable on the Record Date or within 60 days thereafter.

                 PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT

         The following discussion is qualified by reference to the Merger Agreement which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the Merger Agreement carefully in its entirety. All information contained in this Proxy Statement with respect to Troy Financial and its subsidiaries has been supplied by Troy Financial for inclusion herein and has not been independently verified by Catskill Financial.

THE PARTIES TO THE MERGER

Troy Financial
         Troy Financial is headquartered in Troy, New York and is the parent holding company of Troy Savings and Troy Commercial Bank. Troy Savings operates fourteen branch offices in the six New York counties of Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer. Troy Commercial Bank is a newly organized commercial bank.

         At June 30, 2000, Troy Financial had assets of $902.8 million, net loans receivable of $591.2 million, deposits of $560.7 million and shareholders' equity of $166.4 million.

 Catskill Financial
         Catskill  Financial,  a  Delaware  corporation,   is  headquartered  in
Catskill, New York and is the parent of Catskill Savings, a federally chartered stock savings bank.

         At June 30, 2000, Catskill Financial had consolidated assets of $316.2 million, net loans of $167.2 million, deposits of $221.4 million and shareholders' equity of $53.5 million. Since its incorporation, Catskill Financial has not engaged in any significant activity other than holding the stock of Catskill Savings.

         Catskill Savings was organized in 1868 as a state chartered mutual savings bank. In April, 1996 it converted to a stock savings bank. Catskill Savings is regulated by the OTS and its deposits are insured up to applicable limits under the Bank Insurance Fund of the FDIC. Catskill Savings is primarily engaged in the business of attracting deposits from the general public and using such deposits, together with other funding sources, to invest in one- to- four family residential mortgage loans and, to a significantly lesser extent, consumer (including home equity lines of credit), commercial and multi-family loans. Catskill Savings also invests in mortgage-backed securities, U.S. government and agency obligations and other permissible investments. At June 30, 2000, Catskill Savings' one-to-four family residential loan portfolio totaled $123.9 million or 39.2 % of total assets and other loans totaled $45.5 million, or 14.4% of total assets.
                                      -34-

OVERVIEW OF THE TRANSACTION
         The boards of directors of Catskill Financial and Troy Financial each have unanimously approved the Merger Agreement which provides that Charlie Acquisition Corporation, a wholly- owned subsidiary of Troy Financial, will merge with and into Catskill Financial. Immediately after that merger, Catskill Financial will merge into Troy Financial with Troy Financial being the surviving corporation. Catskill Savings then will merge into Troy Savings, with Troy Savings being the surviving bank. Troy Savings intends to operate the offices of Catskill Savings as branch offices of Troy Savings.

WHAT YOU WILL RECEIVE IN THE MERGER
         Your shares of Common Stock will be converted into the right to receive a cash payment of $23.00 per share. Upon completion of the Merger you will no longer own any Common Stock or have an interest in Catskill Financial, nor will you receive, as a result of the Merger, any stock of Troy Financial or Troy Savings.

TAXABLE TRANSACTION FOR CATSKILL FINANCIAL  SHAREHOLDERS

         The following is a discussion of the material federal income tax consequences of the Merger to certain holders of Common Stock. The discussion is based upon the Internal Revenue Code (the "Code"), Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Common Stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Catskill Financial shareholders subject to special rules, such as foreign persons, financial institutions, tax-exempt
organizations,   dealers  in  securities  or  foreign  currencies  or  insurance companies.
         The receipt of cash for Common Stock in connection with the Merger will be a taxable transaction for federal income tax purposes to shareholders receiving such cash, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the Common Stock owned by you at the time of the Merger and the amount of cash you receive for your Catskill Financial shares. Your gain or loss will be a capital gain or loss if the Common Stock is a capital asset to you.
         The cash payments the holders of Common Stock will receive upon their exchange of the Common Stock pursuant to the Merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third- party paying agent must withhold 31% of the cash payments to holders of Common Stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, a holder of Common Stock must provide the third-party exchange agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

         Neither Troy Financial nor Catskill Financial has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Catskill Financial's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Catskill Financial's shareholders with respect to any of the tax effects of the Merger to holders of Common Stock

         The above summary of the material federal income tax consequences of the Merger is not intended as a substitute for careful tax planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the Merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the Merger are urged to consult their tax advisors with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

BACKGROUND OF THE MERGER
         Since the completion of Catskill Savings' conversion in 1996, the Board of Directors and management have sought to retain and develop a community bank franchise and build shareholder value. With these goals in mind, in October, 1999, the Board authorized Wilbur J. Cross, Catskill Financial's President and Chief Executive Officer, to engage the services of an investment banking firm to assist Catskill Financial in evaluating its strategic options.

         In November, 1999, Mr. Cross and David J. DeLuca, Catskill Financial's Vice President and Chief Financial Officer, met with representatives of RBC to discuss Catskill Financial's business and strategic plan. On January 19, 2000, RBC representatives met with the Board and reviewed the strategic options available to Catskill Financial, the current market for financial institution securities and approaches to the valuation of Catskill Financial. At this meeting, the RBC representatives reviewed the probable results of several alternative strategies for maximizing shareholder value, including remaining as an independent institution with a focus on internal growth, seeking to acquire other compatible financial institutions and seeking suitable candidates for a business combination in which Catskill Financial would be the acquired institution.

         On February 15, 2000, the Board of Directors selected RBC to act as Catskill Financial's exclusive financial advisor to assist it with its ongoing evaluation of alternative courses of action to enhance long-term shareholder value, including a possible merger or sale of Catskill Financial. During February and March, 2000 RBC conducted a review of Catskill Financial's operations, books and records and assisted Catskill Financial with the preparation of confidential information and marketing materials to be provided to potentially interested institutions if the Board decided to pursue a business combination.

         In March, 2000, after further consideration of the alternative strategies available to the Company, RBC was authorized to contact and solicit expressions of interest in a business combination from other institutions. Eleven such institutions, including commercial banks, thrift institutions or their holding companies, were contacted. Eight of these institutions executed confidentiality agreements and received Catskill Financial's confidential information. In April, 2000, five of them submitted indications of interest in acquiring Catskill Financial. Catskill Financial's management, in consultation with RBC, concluded that: (i) three of these informal offers - one from a commercial bank holding company and two from thrift holding companies- were unacceptably low; and (ii) two of the offers - from Troy Financial and a thrift holding company - merited further exploration.

         In early May, 2000, Mr. Cross, Mr. DeLuca, and RBC representatives met with senior management of Troy Financial and the other institution, which, in April, 2000, had announced that it had entered into an agreement to acquire another thrift holding company and its savings bank subsidiary. On May 8, 2000, Catskill Financial received written, non-binding expressions of interest of $22.00 per share from Troy Financial and $22.25 from the other institution. On May 12, 2000, Catskill Financial received an increased written, non-binding expression of interest from Troy Financial of $23.00 per share. At a special meeting held on May 15, 2000, RBC representatives and Catskill Financial's legal counsel presented an analysis and comparison of the two offers. After considering all of the relevant economic, legal and other factors identified by Catskill Financial's advisors, including the amount of each offer and an assessment of the ability of each institution to consummate and receive the required regulatory approvals for a merger in a timely manner, the Board authorized the negotiation of a definitive merger agreement with Troy Financial.

         On May 17 and 18, 2000, Troy Financial and its advisors performed on-site due diligence at the Company's offices. On May 26 and May 31, 2000, the Board met to review the status of the negotiations. The Board also discussed a possible sale of the Company's corporate and municipal bond portfolios and concluded that such sale would facilitate the Merger. See "Securities Portfolio Sale". The parties completed the negotiations between May 31 and June 7, 2000. On June 7, 2000, after again considering all relevant factors and receiving
RBC's written opinion that the Merger is fair to Catskill Financial's shareholders from a financial point of view, the Board concluded that the Merger is in Catskill Financial's and its shareholders' best interests and approved the Merger Agreement. On June 8, 2000, Catskill Financial and Troy Financial jointly announced the signing of the Merger Agreement.

CATSKILL FINANCIAL'S REASONS FOR THE MERGER AND RECOMMENDATION OF
THE BOARD OF DIRECTORS

         In forming its opinion to approve the Merger Agreement, the Board of Directors considered a number of factors, including the following:

         o      the  Merger  price  exceeds  the  estimated  value that could be
                realized   by   Catskill   Financial   shareholders   over   the
                intermediate and long terms;

         o the $23 per share to be received by the shareholders of Catskill Financial represents a substantial premium to recent market prices and book value of the Common Stock;

         o      attempts  to  grow  Catskill   Financial's   franchise   through
                acquisitions of other institutions had been unproductive;

         o the prospects for loan and deposit growth in Catskill Financial's local market- without the investment of considerable additional resources and the offering of new products and services are limited;

         o the Company's ability to increase earnings per share through Common Stock repurchases cannot continue indefinitely;

         o Catskill Financial's prospects for reaching a satisfactory return on equity without significant asset growth are limited in the intermediate term due to its high capital level;

         o Catskill Financial's financial advisor, RBC, has given its opinion that the transaction is fair to Catskill Financial's shareholders from a financial point of view;

         o like Catskill Financial, Troy Financial has a demonstrated commitment to community banking; and

         o Troy Financial has the resources to deliver expanded products and services to Catskill Financial's existing customers.

         In  making  its   determination,   the  Board   considered  the  Merger
transaction as a whole and did not assign any relative or specific weights to the factors that it considered.

         Generally, the Board of Directors concluded that in the intermediate and long terms Catskill Financial could not produce shareholder value in excess of the Merger price, and that the Merger price was fair, from a financial point of view, to Catskill Financial's shareholders. After careful and thorough consideration of the Merger Agreement, the factors discussed above and the opinion of RBC, the Board unanimously adopted the Merger Agreement as being in the best interests of Catskill Financial and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF CATSKILL  FINANCIAL'S FINANCIAL ADVISOR
         Catskill Financial retained RBC on March 23, 2000 to act as its exclusive financial advisor in connection with services which have resulted in the Merger. RBC agreed to assist Catskill Financial in soliciting indications of interest and in analyzing, structuring, negotiating and effecting any transaction. Catskill Financial selected RBC because it is a nationally recognized investment-banking firm with substantial experience in transactions similar to the Merger and is familiar with Catskill Financial and its business. As part of its investment banking business, RBC is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, mutual to stock conversions, initial and secondary stock offerings and other corporate transactions.

         RBC participated in the negotiations with respect to the pricing and other terms and conditions of the Merger. However, the Board of Directors ultimately made the final decision as to the pricing of the Merger. RBC rendered a written opinion to the Board on June 7, 2000 that based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as described below, the Merger consideration is "fair" to Catskill Financial's shareholders from a financial point of view. RBC updated its opinion as of the date of this proxy statement. No limitations were imposed by the Board of Directors upon RBC with respect to the investigations made or procedures followed by it in arriving at its opinion.

         The full text of RBC's opinion, which sets forth assumptions made and matters considered, is attached as Appendix C to this proxy statement. Shareholders of Catskill Financial are urged to read the attached RBC opinion in its entirety. The RBC opinion is directed only to the financial fairness of the consideration and does not constitute a recommendation to any shareholder as to how to vote at the Meeting. The summary of the RBC opinion in this proxy statement is qualified in its entirety by reference to the full text of the RBC opinion. In rendering its opinions, RBC does not admit that it is an expert within the meaning of the term "expert" as used within the Securities Act of 1933 and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder.

         In connection with its opinion, RBC reviewed the following documents:

         o  the Merger Agreement and related documents;

         o  this proxy statement;

         o Troy Financial's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and Troy Financial's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, December 31, 1999, June 30, 1999 and
            March 31, 1999;

         o Troy Financial's Prospectus, dated February 12, 1999 with respect to Troy Savings' conversion from mutual to stock form of organization;

         o Catskill Financial's Annual Reports to Shareholders on Form 10-K for the fiscal years ended September 30, 1999, 1998, 1997 and Catskill Financial's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, December 31, 1999, June 30, 1999 and
            March 31, 1999;

         o Catskill Financial's Proxy Statements dated January 14, 2000, January 7, 1999 and January 20, 1998;

         o certain operating and financial information provided to RBC by the management of Catskill Financial relating to its business and prospects;

         o the publicly available financial data of thrift organizations which RBC deemed generally comparable to Catskill Financial; and

         o the terms of recent acquisitions of thrift organizations which RBC deemed generally comparable in whole or part to Troy Financial's acquisition of Catskill Financial.

      Additionally, RBC:

         o conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;

         o  analyzed Troy Financial's ability to consummate the Merger;

         o considered the future prospects of Catskill Financial in the event it remained independent; and

         o  met with  members  of  Catskill  Financial's  senior  management  to discuss Catskill Financial's operations, historical financial statements, strategic plans and future prospects, including any potential operating efficiencies and synergies that may arise from the Merger.

         In connection with its review, RBC relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Catskill Financial and its subsidiaries provided to RBC by Catskill Financial and its representatives. RBC is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, RBC has not assumed any responsibility for making an independent evaluation of the adequacy for the allowance for loan losses set forth in the balance sheets of Troy Financial and Catskill Financial at June 30, 2000, and RBC assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the SEC as of the date of such financial statements. RBC has reviewed certain historical financial data provided by Catskill Financial. RBC reviewed certain operating forecasts and financial projections (and the assumptions and bases therefor) provided by Catskill Financial. RBC assumed that such forecasts and projections reflected the best currently available estimates and judgments of Catskill Financial's management. In certain instances, for the purposes of its analyses, RBC made adjustments to such forecasts and projections that in RBC's judgment were appropriate under the circumstances. RBC was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Catskill Financial or Troy Financial or their respective subsidiaries nor did RBC review any loan files of Troy Financial or any of its subsidiaries. RBC also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Troy Financial and Catskill Financial.

     OVERVIEW OF VALUATION METHODOLOGY

         The preparation of a fairness opinion on a transaction such as the Merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, RBC's opinion is not readily susceptible to summary description. In arriving at its opinion, RBC performed a variety of financial analyses. RBC believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying RBC's opinion. No one method of analysis was assigned a greater significance than any other.

         The forecasts and projections furnished to RBC were prepared by the management of Catskill Financial without input or guidance by RBC. Catskill Financial does not publicly disclose internal management projections of the type provided to RBC in connection with the review of the Merger. Such projections were not prepared with a view toward public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         In its analyses, RBC made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Catskill Financial. Any estimates contained in RBC's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

         The following is a brief summary of the analyses and procedures performed by RBC in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by RBC in the course of arriving at its opinion.

         Analysis of Selected Publicly Traded Companies: RBC compared the financial data for Catskill Financial as of or for the latest twelve months ended March 31, 2000 to a peer group of twenty-four selected thrifts. The criteria for the peer group were thrifts located in the Mid- Atlantic and New England regions of the United States with assets between $250 million and $500 million for which public trading and pricing information was available. RBC deemed this group to be generally comparable to Catskill Financial. The following table compares selected statistics of Catskill Financial with the average ratios and median ratios for the twenty-four selected thrifts comprising the peer group:

                                                                            Peer
                                          Catskill      Peer Group      Group
                                          Financial       Average       Median
                                          ---------       -------       -------
Tangible Equity / Tangible Assets            16.21%         7.30%         7.34%
Non-Performing Loans / Loans                  0.17          0.45          0.31
Loan Loss Reserves  / NPLs                  761.62        273.42        184.15
Loan Loss Reserves  / Loans                   1.33          1.06          0.99
Non-Performing Assets / Assets                0.11          0.36          0.28
Total Loans / Total Assets                   47.05         65.88         68.45
Total Loans / Deposits                       73.50         99.87         94.58
1-4 Family Loans / Total Loans               77.42         60.98         58.07
Other Real Estate Loans / Total Loans         5.11         18.49         14.01
Consumer Loans / Total Loans                 14.46          6.94          1.72
Time Deposits > $100,000/Total Deposits      10.62         17.93         14.23
Core Deposits / Total Deposits               89.38         82.07         85.77
Return on Average Assets                      1.31          0.79          0.87
Return on Average Equity                      7.37         10.03         11.97
Net Interest Margin                           3.51          3.45          3.52
Yield on Interest Earning Assets              7.00          7.58          7.49
Cost of Interest Bearing Liabilities          4.23          4.45          4.29
Non Interest Income / Average Assets          0.32          0.49          0.46
Non Interest Expense/Avg Assets               1.89          2.39          2.49
Efficiency Ratio                             51.19         63.08         63.81
Price / LTM EPS                              14.62x        9.07x          8.31 x
Price / Tangible Book Value                 120.75        107.01       105.79
Dividend Yield                                2.92 %        3.17 %       3.17%

Relative to this peer group Catskill Financial's 1.31% return on assets was well above the 0.79% peer group average, while its 7.37% return on equity was well below the 11.97% peer group median. Both return measures were significantly influenced by the amount of Catskill Financial's tangible equity which, at 16.21% of tangible assets, was more than twice that of the peer group. A slightly lower yield on earning assets combined with a slightly lower cost of interest bearing liabilities, due to a lower level of jumbo CD's and a higher level of core deposits, produces a net interest margin comparable to that of the peer group. A substantially lower efficiency ratio and superior asset quality also adds to the above average return on assets. An above average percentage of loans in the 1-4 family residential mortgages and consumer loan categories and a below average percentage of other real estate loans contributes to Catskill Financial's asset quality performance.

         Analysis of Selected Transactions: RBC compared Catskill Financial's financial data as of March 31, 2000 with that of a group of sixteen selected thrift organizations being acquired in transactions announced since January 1, 1999 and for which pricing data pertaining to the transactions was publicly available. RBC deemed these transactions generally comparable to Troy Financial's acquisition of Catskill Financial. The criteria for the group were thrifts which had a ratio of tangible equity to assets greater than 10% and assets between $150 million and $600 million. The following table compares selected statistics of Catskill Financial with the median ratios and average ratios for the sixteen acquired thrifts in these transactions:


                                    Catskill            Peer Group          Peer Group
                                    Financial           Median              Average
                                    -----------------   -----------------   -------------
Total Assets ($000)                 346,102             274,703             268,436
Tangible Equity/Tangible Assets          16.21%              13.91%              16.54%
YTD Return on Average Assets              1.31                1.04                1.10
YTD Return on Average Equity              7.37                6.80                7.26
Non-Performing Assets/Assets              0.11                0.30                0.32
LTM Operating Expenses/Assets             1.57                1.75                1.97
YTD Efficiency Ratio                     51.19               55.33               53.35


At $23.00 per share, RBC calculated the transaction value as a multiple of Catskill Financial's March 31, 2000 core book value, core tangible value, latest twelve months core diluted earnings, and deposit premium on core capital as follows:

                  Percentage of Core Book Value:                      243.82%
                  Percentage of Core Tangible Book Value:             243.82%
                  Multiple of Core Earnings:                           19.33x
                  Deposit Premium on Core Capital:                     14.98%

Core ratios were defined to equal the ratios resulting from shareholders' equity equal to 6% of assets with a dollar for dollar return of excess capital.

The average and median pricing ratios for the comparable transactions are illustrated in the chart below:

                                             Price/Core                             Deposit
                         Price/Core          Tangible            Price/Core         Premium on
                         Book Value          Book Value          EPS                Core Capital
                         -----------------   -----------------   -----------------  -----------------
   Peer Group Average    209.60%             215.96%             22.32x             16.30%
   Peer Group Median     174.68              174.68              23.42                8.38

RBC then adjusted the peer group statistics to reflect the change in the Nasdaq Bank Stock Index from the date of announcement of each stock transaction to the closing value of the index on June 5, 2000. The adjusted average and median pricing ratios for the comparable thrift transactions are illustrated in the chart below:


                                                           Price/Core                         Deposit
                                         Price/Core        Tangible                           Premium on
                                         Book Value        Book Value       Core EPS          Core Capital
                                         ----------------- ---------------------------------- -----------------
     Peer Group Average                  190.57%           196.99%          20.32x            14.91%
     Peer Group Median                   160.40            170.45           19.63              7.86
     Troy/Catskill                       243.82            243.82           19.33             14.98


The imputed value of Catskill Financial, based upon the average and median ratios of the comparable thrift transactions, when applied to Catskill Financial's book value, tangible book value, latest twelve month earnings and core deposits, results in the acquisition values of Catskill Financial shown in the chart below:


                              Price/Core                          Deposit
              Price/Core      Tangible          Price/            Premium on
              Book Value      Book Value        Core EPS          Core Capital
              ----------------------------------------------------------------
Average       $20.04          $20.34            $24.18            $22.96
Median         18.37           18.92             23.37             19.20

No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions sections is identical to Catskill Financial or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

         Discounted Dividend Analysis: Using a discounted dividend analysis, RBC estimated the present value of the future dividend stream that Catskill
Financial could produce in perpetuity. Projection ranges for Catskill Financial's five-year balance sheet and income statement were provided by Catskill Financial's management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Catskill Financial. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. The actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Catskill Financial values, RBC utilized the following assumptions: an immediate dividend payout in an amount which would bring Catskill Financial's tangible equity ratio to 6%, discount rates ranging from 12% to 14 %, terminal price/earnings multiples ranging from 11x to 13x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Catskill Financial's non-interest expense equal to 30% to in the first year and 35.00% in the second year, with 5.00% growth thereafter. The discounted dividend analysis produced the range of net present values per share of Common Stock illustrated in the chart below:


Discount Rate:              12.00%       13.00%      14.00%
--------------
Terminal Year         11x   $21.82       $21.34      $20.87
Multiple of
Earnings              12x   $22.65       $22.13      $21.63
Adj. For Goodwill
Amortization          13x   $23.48       $22.92      $22.39


These analyses do not purport to be indicative of actual values or expected values or an appraisal range of shares of Common Stock. The discounted dividend analysis is a widely used valuation methodology, but RBC noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         Break-Even Analysis: Using a break-even analysis, RBC estimated the earnings per share growth rate necessary for the present value of Catskill Financial's future stock price to equal the $23.00 acquisition price. In producing the earnings growth rate, RBC utilized the following assumptions: 2000 EPS estimate of $1.38, discount rates range from 12% to 18%, terminal price/earnings multiples range from 10x to 20x, and a dividend payout ratio of 42.74%. The break-even analysis produced the range of five year earnings growth rates illustrated in the chart below:

                                 Discount Rates
                                 --------------

                   Terminal
                   Year
                   Multiple of
                   Earnings         12%        14%          16%           18%
                   --------         ---        ---          ---           ---
      Market       10x              23.9%      26.5%        29.1%         31.8%
     Multiple      12x              19.3       21.9         24.5          27.0
    Acquisition    18x              9.3        11.7         14.1          16.5
     Multiple      20x              6.8         9.1         11.5          13.8

         RBC noted that Catskill Financial's strategic plan called for earnings growth rates less than those indicated above. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Common Stock. The break-even analysis is a widely used valuation methodology, but RBC noted that it relies on numerous assumptions, including projected earnings, price/earnings multiples, discount rates, dividend payout ratio and Troy Financial's $23.00 offer per share to Catskill Financial shareholders, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         RBC's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of the opinion. Events occurring after such date could materially affect the assumptions and conclusions contained in RBC's opinion. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

         With regard to RBC's services in connection with the Merger, Catskill Financial has agreed to pay RBC a transaction fee in connection with the Merger, a portion of which is contingent upon the consummation of the Merger. Catskill Financial has agreed to pay total fees of $1,024,000, of which $624,500 has been paid and the remainder of which will be paid when the Merger is consummated. In addition, Catskill Financial has agreed to reimburse RBC for its reasonable out-of-pocket expenses, which shall not exceed $10,000 without the prior consent of Catskill Financial. Catskill Financial has also agreed to indemnify RBC and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of RBC's fees were determined by negotiation between Catskill Financial and RBC.

         Prior to this engagement, RBC has not had an investment banking relationship with Catskill Financial and RBC's research department does not provide published investment analysis on Catskill Financial. However, RBC does make a market in the Common Stock.

         RBC has not had an investment banking relationship with Troy Financial and RBC's research department does not provide published investment analysis on Troy Financial. However, RBC does make a market in Troy Financial's common stock.

DISSENTERS' APPRAISAL RIGHTS

         Under Delaware law, if you do not wish to accept the cash payment provided for in the Merger Agreement, you have the right to dissent from the Merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Catskill Financial shareholders electing to exercise dissenters' appraisal rights must comply with the provisions of section 262 of the Delaware General Corporation Law in order to perfect their rights. Catskill Financial will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix D.

         The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Catskill Financial shareholder in order to dissent from the Merger and perfect dissenters' appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to
Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix D of this proxy statement.

         Section 262 requires that shareholders be notified not less than 20 days before the Meeting to vote on the Merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Catskill Financial's notice to its shareholders of the availability of dissenters' appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters' appraisal rights you should carefully review the text of Section 262 contained in Appendix D because if you don't timely and properly comply with the requirements of Section 262, you will lose your rights under Delaware law.

         If you elect to demand appraisal of your shares of Common Stock, you must satisfy both of the following conditions:

         1. You must deliver to Catskill Financial a written demand for appraisal of your shares of Common Stock before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. Voting against or failing to vote for the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

         2. You must not vote in favor of the Merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the Merger, by proxy or in person, will constitute a waiver of your dissenters' appraisal rights in respect of the shares of Common Stock so voted and will nullify any previously filed written demands for appraisal.

         If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Common Stock as provided for in the Merger Agreement but will have no dissenters' appraisal rights with respect to your shares of Common Stock.

         All demands for appraisal should be addressed to the Corporate Secretary, Catskill Financial Corporation, 341 Main Street, Catskill, New York 12414, before the vote on the Merger is taken at the Meeting, and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform Catskill Financial of the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares of Common Stock.

         To be effective, a demand for appraisal by a holder of Common Stock must be made by or in the name of such registered shareholder, fully and correctly, as the shareholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

         If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a shareholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of such record owner.

         If you hold your shares of Common Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

         Section 262 provides that within 10 days after the effective date of the Merger, Troy Financial must give written notice that the Merger has become effective to each Catskill Financial shareholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger. Within 120 days after the effective date of the Merger, either Troy Financial or any shareholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. Troy Financial does not presently intend to file such a petition in the event there are dissenting shareholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

         At any time within 60 days after the effective date of the Merger, any shareholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares of Common Stock. If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to Troy Financial, Troy Financial will be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all shareholders who have demanded an appraisal of their shares of Common Stock. After notice to dissenting shareholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those shareholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the shareholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the Court may dismiss the proceedings as to such shareholder.

         After determination of the shareholders entitled to appraisal of their shares of Common Stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the shareholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

         In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares of Common Stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the Merger Agreement.

         Costs of the appraisal proceeding may be imposed upon Troy Financial and the shareholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a shareholder, the Chancery Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal.

         Any shareholder who demands appraisal rights will not, after the effective date of the Merger, be entitled to vote shares of Common Stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of Common Stock, other than with respect to payment as of a record date prior to the effective date of the Merger; however, if no petition for appraisal is filed within 120 days after the Effective date of the Merger, or if such shareholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of such shareholder to appraisal will cease and such shareholder will be entitled to receive the cash payment for shares of his or her Common Stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the Merger may only be made with the written approval of Troy Financial and must, to be effective, be made within 120 days after the effective date of the Merger.

         The requirements of Section 262 are technical and complex. Catskill Financial shareholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

REGULATORY APPROVALS
         Troy Savings' regulators, the FDIC and the New York Superintendent of Banks, must approve the Merger. The Board of Governors of the Federal Reserve System, which regulates Troy Financial because it is a bank holding company, must also approve Troy Financial's acquisition of control of Catskill Financial and Catskill Savings or grant a waiver from application requirements. Applications for the approvals have been filed and are pending. The waiver of the approval requirement from the Board of Governors was granted on August 3, 2000. The Merger cannot be consummated unless and until these approvals and the waiver have been obtained. The OTS, which regulates Catskill Financial and Catskill Savings, has been notified of the Merger as required under applicable federal law.

         The FDIC and the Superintendent will consider several factors when reviewing the merger of Catskill Savings into Troy Savings, including the competitive effects of the transaction, the managerial and financial resources and future prospects of the existing and resulting institutions, and the effect of the transaction on the convenience and needs of the communities to be served. The Community Reinvestment Act of 1977 ("CRA"), also requires that the FDIC, in deciding whether to approve the merger of the two banks, assess their records of performance in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. Catskill Savings currently has a satisfactory CRA rating from the OTS and Troy Savings currently has an outstanding CRA rating from the FDIC. FDIC regulations provide for publication of notice and an opportunity for public comment on the application for the merger of Troy Savings and Catskill Savings. As part of the review process, it is not unusual for the FDIC to receive protests and adverse comments from community groups and others. The receipt by the FDIC of comments on the application, or a decision to hold a meeting or hearing, as permitted under FDIC regulations, could prolong the period during which the merger of the two banks is subject to review by the FDIC. As of the date of this proxy statement, Catskill Savings is not aware of any protests, adverse comments or requests for a meeting or hearing filed with the FDIC concerning the merger of the banks. The bank merger may not take place for a period of 15 to 30 days following FDIC approval, during which time the Department of Justice has authority to challenge the bank merger on antitrust grounds. The precise length of the period will be determined by the FDIC in consultation with the Department of Justice. The commencement of an antitrust action would stay the effectiveness of any approval granted by the FDIC unless a court specifically orders otherwise.

         Regulatory approval of an application means that it has satisfied the statutory and regulatory standards required for such approval. It does not mean, and should not be understood to imply, that the Merger or the price per share of Common Stock that will be paid to Catskill Financial shareholders in the Merger, is fair to them from a financial standpoint.

         The Agreement provides that either Catskill Financial or Troy Financial may terminate the Agreement: (i) upon written notice to the other party given thirty days after the denial, or withdrawal at the request of a regulator, of a regulatory application, unless an appeal of the denial or an amended application is filed within thirty days; and (ii) if the Merger has not been consummated by January 31, 2001. There can be no assurance as to the receipt or timing of any of the required regulatory approvals, and consequently, there can be no assurance that the Merger will be consummated by January 31, 2001. Further, if regulatory approval is received after shareholder approval of the Merger and the approval requires a material change in the terms of the Agreement, a resolicitation of shareholders may be required.

THE MERGER AGREEMENT

         The following is a brief description of material provisions of the Merger Agreement. It does not purport to be complete and it is qualified by reference to the Merger Agreement itself, which is attached as Appendix A and incorporated into this proxy statement by reference. You should refer to the full text of the Merger Agreement for details about the terms and conditions of the Merger Agreement.

TERMS OF THE MERGER

         The Merger Agreement provides for a business combination in which Charlie Acquisition Corporation, which is a newly formed wholly owed subsidiary of Troy Financial, will be merged into Catskill Financial. This transaction will result in Catskill Financial becoming a wholly owned subsidiary of Troy Financial. When this has been accomplished, Troy Financial intends that Catskill Financial will immediately merge into Troy Financial, resulting in the assets and liabilities of Catskill Financial becoming the assets and liabilities of Troy Financial and in Catskill Financial ceasing to exist.

         The Merger Agreement further provides that once the merger of Catskill Financial into Troy Financial is complete, Catskill Savings will immediately merge into Troy Savings. An agreement for such merger to occur has been entered into. When it occurs, the assets and liabilities of Catskill Savings will become assets and liabilities of Troy Savings, and Catskill Savings will cease to exist.

         The Merger Agreement provides that the officers and directors of Charlie Acquisition Corporation before it is merged into Catskill Financial are to be the officers and directors of Catskill Financial after the Merger, and that the officers and directors of Troy Savings immediately prior to the bank merger are to continue as officers and directors of Troy Savings after the bank merger.

         The Merger will result, except as otherwise stated, in each outstanding share of Common Stock being converted into to the right to receive a cash payment in the amount of $23.00. The amount of such Merger consideration will be equitably adjusted, however, if there should be a change in the capitalization of Catskill Financial prior to the Merger as the result of a stock split, stock dividend, reclassification, or recapitalization or similar transaction. Shares of Common Stock that are held by Troy Financial or its subsidiaries and shares of Catskill Financial held by Catskill Financial as treasury stock or otherwise or held by any of its subsidiaries will be canceled and retired upon completion of the Merger and no payment will be made for them. The shares of Common Stock that are to be canceled will not include shares held in a fiduciary capacity or in satisfaction of a debt previously contracted. In addition, holders of Common Stock for which dissenters' appraisal rights have been exercised will be entitled only to the rights granted by Section 262 of the Delaware General Corporation Law.

         Each outstanding and unexercised option for the purchase of Common Stock under the Stock Option Plan that is outstanding and unexercised and has not expired at the time of the Merger will be converted to a right to receive a cash payment equal to the number of shares of Common Stock subject to the option multiplied by the difference between $23.00 per share of Common Stock and the exercise price of the option.

WHEN THE MERGER WILL BE COMPLETED

         The closing of the Merger will take place three days after the satisfaction or waiver of all of the conditions to the Merger contained in the Merger Agreement, unless Troy Financial and Catskill Financial agree to another date. On the date of the closing, a Certificate of Merger will be filed with the Delaware Secretary of State. The Merger will become effective at the time stated in the Certificate of Merger. Immediately after the effective time of the merger of Catskill Financial into Troy Financial, Catskill Savings will be merged into Troy Savings.

         Catskill Financial expects to complete the Merger in the fourth quarter of 2000. However, Catskill Financial cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the Merger Agreement if, among other reasons, the Merger has not been completed on or before January 31, 2001, unless failure to complete the Merger by that time is due to the breach of any representation, warranty or covenant by the party seeking to terminate the Merger Agreement.

SURRENDER OF CERTIFICATES
         As soon as practicable after the completion of the Merger, an exchange agent designated by Troy Financial will mail to each holder of Common Stock on the Record Date a letter with instructions on how to exchange Common Stock certificates for the cash Merger consideration.

         Please do not send in your Common Stock certificates until you receive the letter of transmittal and instructions from the exchange agent and have completed the transmittal materials accordingly. Do not return your stock certificates with the enclosed proxy.

         After you mail the letter of transmittal and your Common Stock certificates to the exchange agent, your check will be mailed to you. The Common Stock certificate(s) you surrender will be canceled. You will not be entitled to receive interest on any cash to be received in the Merger.

         In the event of a transfer of ownership of any shares of Common Stock that has not been registered in the transfer records of Catskill Financial, a check for the cash to be received in the Merger may be issued to the person who holds such shares of Common Stock if the certificate representing such shares of Common Stock is presented to the exchange agent with documents that are sufficient in the reasonable discretion of Troy Financial and the exchange agent:

        1.  to evidence and effect such transfer, and
        2.  to evidence that all applicable stock transfer taxes have been paid.

         After the completion of the Merger, there will be no further transfers of Common Stock. Common Stock certificates presented for transfer after the completion of the Merger will be canceled and exchanged for the Merger consideration.

         Any portion of the cash to be paid in the Merger or the proceeds of any investments thereon that remains unclaimed by the shareholders of Catskill
Financial for six months after the effective date of the Merger will be repaid by the exchange agent to Troy Financial. If you have not complied with the exchange procedures prior to six months after the Merger, you may only look to Troy Financial for payment of the cash you are entitled to receive in exchange for your shares of Common Stock and this payment will not include any interest.

         If  your  Common  Stock   certificate(s)  have  been  lost,  stolen  or
destroyed, you will only be entitled to receive the Merger consideration by making an affidavit and, if required by Troy Financial or its exchange agent, by posting a bond in an amount sufficient to protect Troy Financial against claims related to your Common Stock.

CONDUCT OF BUSINESS PENDING THE MERGER
         Pursuant to the Merger Agreement, Catskill Financial has agreed to use its best efforts to preserve its business organization and that of each Catskill Financial subsidiary intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. Catskill Financial and its subsidiaries have agreed to conduct their respective business and to engage in transactions only in the ordinary course of business, consistent with past practice, and except as otherwise permitted by the Merger Agreement or as consented to by Troy Financial, neither Catskill Financial or any of its subsidiaries will:

         o declare any dividends or other distributions on Common Stock other than regular quarterly cash dividends on the Common Stock and dividends by any Catskill Financial subsidiary to Catskill Financial;

         o      split, combine or reclassify any Common Stock;

         o repurchase, redeem or otherwise acquire (other than in a fiduciary capacity to or to satisfy a debt incurred before the signing of the Merger Agreement) any Common Stock or securities than can be converted into Common Stock);

         o issue, deliver or sell or authorize or propose the issuance, delivery or sale of any securities, other than the issuance of additional shares of Common Stock upon the exercise or fulfillment of rights or options issued or existing under the Stock Option Plan in accordance with its present terms or the stock option granted to Troy Financial at the time the Merger Agreement was signed;

         o      amend its certificate of incorporation or bylaws;

         o      make capital expenditures aggregating in excess of $20,000;

         o      enter any new line of business;

         o acquire an equity interest in the assets of other business organizations except in connection with foreclosures, settlements or loan restructurings in the ordinary course of business consistent with prudent banking practices;

         o      take any  action  that may or is  intended  to  breach  Catskill
                Financial's   representations   and  warranties  in  the  Merger
                Agreement, unless required by law;

         o change its methods of accounting in effect at September 30, 1999, except as required by changes in regulatory or generally accepted accounting principles;

         o adopt or amend any employment agreements between Catskill Financial or its subsidiaries and their employees and directors other than merit increases consistent with past business practices, not to exceed 4% of base pay;

         o enter into, modify or renew any agreement or arrangement providing for the payment to any director, officer or employee of compensation or benefits;

         o hire any new employee at an annual compensation in excess of $24,000;

         o incur any indebtedness for borrowed money or assume the obligations of a third party, except for short term (six months or less) borrowings in the ordinary course consistent with past practices;

         o sell, purchase, lease, relocate, open or close any banking or other office;

         o make any equity investments in real estate, other than in connection with foreclosures or settlements in lieu of foreclosures in the ordinary course of business consistent with past banking practices;

         o make any new loans or modify any existing loans with any affiliated person of Catskill Financial;

         o make any investment, or incur any deposit liabilities, other than in the ordinary course of business consistent with past practice;

         o purchase any loans or sell, purchase or lease any real property other than consistent with past practices;

         o originate any loans except in accordance with existing policies, mortgage loans in excess of $150,000, unsecured consumer loans in excess of $20,000, commercial business loans in excess of $50,000 as to any loan or $100,000 in the aggregate as to related loans or to loans to related persons, commercial real estate loans in excess of $150,000 as to any loan or $300,000 in the aggregate as to related loans, originate loans, the outstanding principal balance of which in the aggregate exceed the lesser of (1) the cash flow received from prepayment and repayment, sale or interest and penalties paid on any other loans or (2) $1 million per month;

         o make any investment in other than Federal Funds or U.S. Treasuries that have a maturity date beyond three months; or

         o      sell or purchase any mortgage loan servicing rights.

         See Article V of the Merger Agreement, which is attached to this proxy statement as Appendix A, for a more complete account of restrictions or the conduct of business of Catskill Financial pending the Merger.

AGREEMENT NOT TO SOLICIT OTHER OFFERS
         Catskill Financial has agreed not to seek to have an outside third party try to buy a material interest in Catskill Financial or its subsidiaries. Generally, an effort by Catskill Financial to obtain an offer to engage in a merger or similar business combination, or buy at least 15% of Catskill Financial's assets or engage in a tender or exchange offer involving 15% of the Common Stock, or a public announcement to enter into an agreement to do any of these things, would violate this covenant. Despite Catskill Financial's agreement not to solicit other offers, the Catskill Financial Board may generally enter into discussions or negotiations with anyone who makes an unsolicited, written bona fide proposal to acquire Catskill Financial that is a financially superior proposal to that of Troy Financial prior to the date of the Meeting. A superior proposal is defined in the Merger Agreement as a proposal to acquire more than 50% of the voting power of Common Stock or all or substantially all of the assets of Catskill Financial, which the Board determines in good faith to be more favorable than the Merger to Catskill Financial shareholders.

         Before the Catskill Financial Board may enter into negotiations on a superior proposal, it would have to first determine, after consultation with its independent legal counsel, that a failure to take action would constitute a breach of its fiduciary duty to shareholders. If Catskill Financial does enter into negotiations with a third party regarding a superior proposal, it has to notify Troy Financial and provide Troy Financial with information about the other party and its proposal. The Catskill Financial Board may also withdraw or modify its recommendation for the Merger and enter into a business combination with a third party if, after consulting with independent legal counsel, the Board determines in good faith that doing so is necessary for it to comply with its fiduciary duties to shareholders.

CONDITIONS TO THE MERGER

         The obligations of Troy Financial and Catskill Financial to consummate the Merger are subject to the satisfaction or mutual waiver at or prior to the effective date of the Merger of the following conditions, among others:

         o      the taking of all required corporate action;

         o the obligations and covenants required by the Merger Agreement to be performed at or prior to the closing date shall have been performed and complied with in all material respects;

         o each of the representations and warranties in the Merger Agreement shall be true and correct in all material respects;

         o the receipt of all required regulatory approvals of the Merger without the imposition of unduly burdensome conditions and the expiration or termination of all notice and waiting periods related to the approvals;

         o      there  is  no  order  in  effect  that   enjoins  or   prohibits
                consummation of the Merger; and

         o the approval of the Merger Agreement by the requisite vote of Catskill Financial's shareholders.

         The obligations of Troy Financial under the Merger Agreement also are subject to satisfaction of the condition that there shall not have occurred any "material adverse effect", as defined in the Merger Agreement, on the assets, loans, securities, deposit accounts, business, properties, financial condition or results of operations of Catskill Financial.

         The obligations of Catskill Financial under the Merger Agreement also are subject to satisfaction of the condition that Troy Financial shall deposit with the exchange agent an amount of cash equal to the total amount of cash that the Catskill Financial shareholders will receive on the Merger effective date.

         For a complete description of all of the conditions to the obligations of the parties to effect the Merger, see Article VII of the Merger Agreement,

SECURITIES PORTFOLIO SALE

         In the Merger Agreement, Catskill Financial disclosed that it had determined to sell a portion of its investment securities portfolio, consisting of corporate and municipal bonds. The Merger Agreement requires Catskill Financial to complete the sale no later than 30 days after June 7, 2000, the date of the signing of the Merger Agreement. At March 31, 2000, the aggregate book value of these securities was approximately $86.2 million, or 52.2% of the total investment securities portfolio, the total value of which was $165.0 million on that date. The Merger Agreement further provides that if the aggregate pre-tax net proceeds of the sale of the securities are less than $73.2 million, the per share merger consideration to be received by Catskill Financial shareholders in the Merger shall be reduced by an amount equal to the quotient, the numerator of which is the after tax difference between $73.2 million and the sale proceeds and the denominator of which is the sum of the number of shares of Common Stock outstanding as of the date of the sale and the equivalent number of shares of Common Stock subject to outstanding options, calculated using the Treasury Stock Method (as defined in the Merger Agreement).

         On June 13, 2000, Catskill Financial completed the sale of the securities identified in the Merger Agreement. The proceeds of the sale were approximately $74.5 million. Accordingly, Catskill Financial has determined that the amount of cash per share that will be received by Catskill Financial shareholders will not be reduced as a result of the sale of these securities.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated on or at any time prior to the closing date by the mutual written consent of the parties and under the following circumstances:

         Termination by either party. The Merger Agreement may be terminated by Troy Financial or Catskill Financial:

         o if there is a material breach of any representation, covenant or other obligation under the Merger Agreement (including a breach that causes a material adverse effect on the breaching party) which could not be cured prior to closing of the Merger Agreement or which is not cured within 30 days following receipt by the breaching party of written notice of such breach by the other party, provided that the terminating party is not itself in breach of any representation, covenant or other obligation under the Merger Agreement; or

         o if the closing date has not occurred before January 31, 2001, unless the failure to close is because the party seeking to terminate the Merger Agreement failed to perform or fulfill its obligations under the Merger Agreement; or

         o if any request or application by Catskill Financial or Troy Financial for regulatory approval has been denied or withdrawn at the request or recommendation of a governmental authority, then either party may terminate the agreement on 30 days written notice to the other, unless a petition for rehearing or amended application is filed within the 30 day period. A party shall not have the right to terminate on these grounds if the failure to obtain the regulatory approval was due to such party's own breach of the Merger Agreement; or

         o if Catskill Financial's shareholders fail to approve the Merger Agreement at the Meeting, provided that Catskill Financial may not terminate the Merger Agreement on this ground if it is in breach of its own obligation under the Merger Agreement to promptly call a meeting of shareholders and to recommend approval of the Merger at the Meeting. However, Catskill Financial shall not be in breach of its obligation to recommend such shareholder approval if it should determine in accordance with the terms of the Merger Agreement to approve a superior competing transaction.

         Termination by Troy Financial. The Merger Agreement may be terminated by Troy Financial if the Catskill Financial Board or its management fails to call and hold a special shareholders meeting to consider and approve the Merger Agreement within 35 days of the approval by the SEC of the proxy material for use, fails to recommend approval of the Merger Agreement by the shareholders, fails to oppose any third party proposal inconsistent with the Merger Agreement or if Catskill Financial violates its obligation to not solicit other offers. If Catskill Financial is not in violation of its obligations with respect to third party proposals, but Catskill Financial did not give Troy Financial notice as required by the Merger Agreement, Troy Financial may terminate the Merger Agreement. Termination in the event of an agreement of Catskill Financial to enter into a superior proposal shall not occur until Catskill Financial complies with the expense reimbursement and break up fee payment requirements under the Merger Agreement and gives the required written notice to Troy Financial that the option granted pursuant to the option agreement between Catskill Financial and Troy Financial may be exercised in accordance with its terms. See "Break-Up Fee" and "Stock Option Agreement."

WAIVER AND AMENDMENT OF MERGER AGREEMENT
         Either of the parties to the Merger agreement may, by a signed writing, extend the time for performance of any of the obligations or other acts of the other party, or waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the Merger Agreement.

         Generally, the Merger Agreement may be amended by the boards of directors of both Catskill Financial or Troy Financial at any time before or after its approval by Catskill Financial's shareholders. However, the approval of Catskill Financial's shareholders is required for any amendment that would reduce the amount or the form of the consideration to be received by shareholders in the Merger.

BREAK-UP FEE

         If the Merger Agreement is terminated in certain circumstances specified in the Merger Agreement, Catskill Financial and Troy Financial have made provision for one party to pay certain expenses of the other party, and to pay a fee to compensate the other party for its efforts and costs:

         o if either Troy Financial or Catskill Financial terminates the Merger Agreement because there is a material uncured breach of any representation, warranty or covenant of the other party under the Merger Agreement, the breaching party shall pay to the terminating party all documented, reasonable costs and expenses incurred by the terminating party in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000,

         o if Troy Financial terminates the Merger Agreement because Catskill Financial (a) fails to call the Meeting within 35 days of the date these proxy materials were approved by the SEC for use in this proxy solicitation; (b) fails to recommend the approval of the Merger Agreement to the shareholders of Catskill Financial; (c) fails to oppose any third party proposal which is inconsistent with the terms of the Merger Agreement; or (d) solicits other offers in contravention of the terms of the Merger Agreement, Catskill Financial shall pay to Troy Financial all its documented, reasonable costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000;

         o if the shareholders of Catskill Financial fail to adopt the Merger Agreement at the Meeting, Catskill Financial shall pay to Troy Financial all its documented, reasonable costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000, plus a breakup fee of $1,500,000;

         o if Troy Financial terminates the Merger Agreement because there is a willful material uncured breach of any representation, warranty or covenant of Catskill Financial under the Merger Agreement, Catskill Financial shall pay to Troy Financial all its documented, reasonable costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000, plus a breakup fee of $1,500,000;

         o if Catskill Financial terminates the Merger Agreement because there is a willful material uncured breach of any representation, warranty or covenant of Troy Financial under the Merger Agreement, Troy Financial shall pay to Catskill Financial all its documented, reasonable costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000, plus a breakup fee of $2,500,000; or

         o if Troy Financial terminates the Merger Agreement because Catskill Financial has agreed to accept a financially superior proposal which the Board of Directors has determined, in good faith, to be more favorable than the Merger to Catskill Financial shareholders, Catskill Financial shall pay to Troy Financial all its documented, reasonable costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to $500,000, plus a breakup fee of $1,500,000.


REPRESENTATIONS AND WARRANTIES MADE BY CATSKILL FINANCIAL
CORPORATION AND TROY FINANCIAL CORPORATION  IN THE MERGER
AGREEMENT
         Both Troy Financial and Catskill Financial have made certain customary representations and warranties to each other relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
         Some of Catskill Financial's directors and officers may have interests in the Merger that are in addition to, or different from the interests of shareholders. The Catskill Financial Board was aware of these interests and considered them in approving the Merger Agreement.

         Stock Ownership. The directors and executive officers of Catskill Financial, together with their affiliates, beneficially owned a total of 654,451 shares of Common Stock (representing 16.3% of all outstanding shares of the Common Stock) as of the Record Date. The directors and executive officers will receive the same consideration in the Merger for their shares as the other Catskill Financial shareholders.

         Indemnification of Directors and Officers Against Claims. After completion of the Merger, Troy Financial has agreed, to the fullest extent allowed under Delaware law and Troy Financial's certificate of incorporation and bylaws as in effect on June 7, 2000, to indemnify and hold harmless each person who is, has been or before the completion of the Merger becomes, a director, officer or employee of Catskill Financial, from liability and economic loss arising out of their service as directors, officers, or employees of Catskill Financial, or matters related to the Merger Agreement, whether occurring before or after the consummation of the Merger. Troy Financial has also agreed to pay up to 150% of the current annual premium to maintain directors' and officers' liability insurance coverage for the benefit of Catskill Financial's directors and officers for two years following consummation of the Merger.

         Stock Option Plan. The Merger Agreement provides that each option to purchase shares of Common Stock issued and outstanding pursuant to the Stock Option Plan, whether or not such option is exercisable on the date the Merger is completed, will be converted on that date into the right to receive in cash an amount equal to the difference between $23.00 in cash and the exercise price of each option multiplied by the number of shares of Common Stock subject to the option. As of the Record Date, the directors and named officers of Catskill Financial held options to purchase a total of 318,217 shares of Common Stock. The following table reflects the number of options, the weighted average exercise price of the options and the amounts payable to each director and named officer upon cancellation of their stock options based on $23.00 per share.


                                       Number of    Weighted Average   Amount Payable
Name                                   Options      Exercise Price     Upon Cancellation
--------------------------------------------------------------------------------------
Wilbur J. Cross                         142,168     $   12.50             $1,492,764
Chairman, President & Chief
Executive Officer

David J. DeLuca                          38,000         13.52                360,240
Vice President & Chief
Financial Officer

Deborah S. Henderson                     30,000         12.50                315,000
Vice President & Senior
Loan Officer

George P. Jones, Director                28,433         12.50                298,547

Richard A. Marshall, Director            28,433         12.50                298,547

Allan D. Oren, Director                  11,375         12.50                119,438

Hugh J. Quigley, Director                28,433         12.50                298,547

Edward P. Stiefel, Esq., Director        11,375         12.50                119,438

         Management Recognition Plan. When the Merger is completed, each unvested share awarded under the MRP will automatically vest and the holder will receive $23.00 per share. As of the Record Date, the Company's directors and named officers had been awarded 62,953 shares of unvested restricted Common Stock. The following table shows the number of shares of restricted Common Stock held by Catskill Financial's directors and named officers as of the Record Date and the amounts payable to each director and named officer based on $23.00 per share.

                                      Number of
Name                                  Unvested MRP Shares        Amount Payable
                                      -----------------------------------------
Wilbur J. Cross                        22,748                      $523,204
Chairman, President & Chief
Executive Officer

David J. DeLuca                        10,400                       239,200
Vice President & Chief
Financial Officer

Deborah S. Henderson                    7,050                       162,150
Vice President & Senior
Loan Officer

George P. Jones, Director               4,551                       104,673

Richard A. Marshall, Director           4,551                       104,673

Allan D. Oren, Director                 4,551                       104,673

Hugh J. Quigley, Director               4,551                       104,673

Edward P. Stiefel, Esq., Director       4,551                       104,673


         Employment and Severance Agreements. Catskill Financial has entered into an employment agreement with Mr. Cross. Catskill Savings has also entered into employment agreements with Mr. Cross, Mr. DeLuca, Ms. Henderson and Keith
A. Lampman and is a party to change of control  severance  agreements with David
L. Guldenstern and William J. Moore, Catskill Savings' Vice President/Secretary and Vice President/Treasurer, respectively. Troy Financial has agreed to honor each of these agreements. The Merger is a change of control within the meaning of these agreements which will trigger Troy Financial's obligation to make cash payments to each of these officers. The aggregate amount of such payments will be approximately

$1.8 million, including $838,782 to Mr. Cross, who will receive payments in three equal annual installments. In addition Mr. Cross will be indemnified on an after tax basis for federal excise taxes to which he will be subject under the Code if the payments to him and vesting of his options and MRP shares constitute excess parachute payments.

         Advisory Board of Directors. Immediately before the completion of the Merger, Troy Savings will establish an advisory board of directors comprised of the current members of Catskill Financial's Board. The advisory board must be maintained for at least two years after the completion of the Merger and will meet quarterly. Mr. Cross will serve as Chairman of the advisory board and receive an annual retainer of $50,000. The other members of the advisory board will receive an annual retainer of $10,000.

         Troy Savings and Troy Financial Boards of Directors. Upon the completion of the Merger, Troy Financial and Troy Savings will increase the size of their boards of directors by one member and appoint Mr. Cross to such boards, for a term expiring at and coincident with, respectively, the 2003 annual shareholders meeting of Troy Financial. If the Merger is not completed until after Troy Financial's or Troy Savings' 2001 annual shareholder meeting, then Mr. Cross will be appointed for terms expiring at or coincident with, respectively, the 2004 meetings of Troy Savings and Troy Financial. Mr. Cross will receive the fee payable to directors of Troy Financial, which is currently $1,375.00 per meeting attended.

EMPLOYEE MATTERS

         Severance Plan. After the Merger becomes effective, any full time employee of Catskill Financial or Catskill Savings (other than an employee who is a party to a written employment or severance agreement) whose employment is terminated involuntarily, other than for cause, as of the effective date of the Merger or within the next three months thereafter, will be provided with severance benefits equal to two weeks of base salary for every year of service up to a maximum of 26 weeks salary.

         Employee Benefit Plans. The Merger Agreement allows Troy Financial to terminate or continue Catskill Financial's employee pension and welfare benefit plans or consolidate them with Troy Financial's benefit plans. In the event of consolidation or termination of any or all of the Catskill Financial or Catskill Savings benefit plans, Catskill Financial and Catskill Savings employees who continue to work for Troy Financial or Troy Savings will receive credit under any Troy Financial benefit plan in which the continuing employee would be eligible to enroll, for years of service with Catskill Financial or Catskill Savings for purposes of eligibility and vesting, but not for benefit accrual purposes. Generally, such employees will be eligible to receive employee benefits on the same basis as is provided to other employees of Troy Financial and for the purposes of these benefits, they will receive credit for satisfaction of pre-existing condition, waiting period and evidence of insurability limitations and requirements to the same extent that they would have received such credit under the corresponding Catskill Financial or Catskill Savings plan.

         Employee Stock Ownership Plan. As a result of the Merger, the ESOP will be terminated and the ESOP trustee will repay the outstanding balance of its stock acquisition loan. Based on the number of unallocated shares in the ESOP, the $23.00 per share price to be paid by Troy for the Common Stock and the current loan balance, the ESOP will have approximately $4.1 million in surplus cash. Under the ESOP 's governing documents, to the extent allowed under applicable law, surplus cash will be allocated to the accounts of ESOP participants in proportion to their account balances.

ACCOUNTING TREATMENT
         Troy Financial will account for the Merger under the purchase method of accounting. This means that Troy Financial and Catskill Financial will be treated as one company as of the date of the Merger and Troy Financial will record the fair value of Catskill Financial's assets and liabilities on its financial statements. Troy Financial will record the excess of its purchase price over the fair value of Catskill Financial's identifiable net assets as goodwill.

EXPENSES
         Whether or not the Merger is completed, Troy Financial and Catskill Financial will each pay their own fees and expenses, except that in the event a party violates a material provision of the Merger Agreement which remains uncured, the violating party will be responsible for the costs and expenses incurred by the other party in connection with the Merger.

                           THE STOCK OPTION AGREEMENT

         The following summary of the Catskill Financial stock option agreement is qualified by reference to the complete text of the agreement, which is incorporated by reference and attached as Appendix B to the Merger Agreement.

GENERAL
         At the same time that Catskill Financial and Troy Financial entered into the Merger Agreement, and as an important inducement to Troy Financial entering into the Merger Agreement, Catskill Financial and Troy Financial also entered into a stock option agreement. Under the stock option agreement, Catskill Financial granted Troy Financial an irrevocable option to purchase up to 19.9% of the issued and outstanding Common Stock at a price per share of $19.00. The exercise price and number of option shares are subject to certain anti-dilution and other adjustments specified in the stock option agreement. The option is exercisable in the circumstances described below.

EFFECT OF THE OPTION

         The option is intended to make it more likely that the Merger will be completed on the agreed terms and to compensate Troy Financial for its efforts and costs in case the Merger is not completed under circumstances generally involving a third party proposal for a business combination with Catskill Financial. Among other effects, the option could prevent an alternative business combination with Catskill Financial from being accounted for as a "pooling-of-interests." The option may therefore discourage proposals for alternative business combinations with Catskill Financial, even if a third party were prepared to offer Catskill Financial shareholders consideration with a higher market value than the $23.00 per share to be paid for Common Stock in the Merger.

EXERCISE OF THE STOCK OPTION

         Troy Financial can exercise the option in whole or in part at any time after the occurrence of either a "preliminary purchase event" and a "purchase event," and prior to termination of the option. Generally, the right to exercise the option terminates upon the earliest of:

         o      completion of the Merger;

         o 18 months after the termination of the Merger Agreement if the termination follows the occurrence of a "preliminary purchase event" as specified in the Catskill Financial stock option agreement and summarized below;

         o 18 months after the termination of the Merger Agreement if the termination follows the occurrence of a "purchase event" as specified in the Catskill Financial stock option agreement and summarized below.

         o 18 months after the termination of the Merger Agreement if the termination follows the failure of the shareholders of Catskill Financial to adopt the Merger Agreement at the Meeting;

         o 18 months after the termination of the Merger Agreement if the termination follows the occurrence of a material uncured breach of a representation or warranty under the Merger Agreement by the other party; and

         o termination by Troy Financial of the Merger Agreement if Catskill Financial has accepted, in accordance with the terms of the Merger Agreement, a financially superior proposal which the Board determines in good faith to be more favorable than the Merger to Catskill Financial shareholders.

                For purposes of the stock option agreement, a "preliminary purchase event" means the occurrence of any of the following events or transactions:

         o Catskill Financial, without having received Troy Financial's prior written consent, enters into an agreement to engage in an "acquisition transaction" with any person other than Troy Financial or any of its subsidiaries or the Board recommends that Catskill Financial shareholders approve or accept any acquisition transaction other than the Merger or a merger with another subsidiary of Troy Financial. For purposes of the stock option agreement, "acquisition transaction" means (x) a merger or consolidation, or any similar transaction, involving Catskill Financial, (y) a purchase, lease or other acquisition of all or any substantial part of the assets of Catskill Financial, or (z) a purchase or other acquisition, including by way of merger, consolidation, share exchange or otherwise, of securities representing 20% or more of the voting power of Catskill
                Financial or any person other than Troy Financial acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock;

         o Catskill Financial willfully breaches any covenant or obligation contained in the Merger Agreement and following the breach Troy Financial is entitled to terminate the Merger Agreement; or

         o any person other than Troy Financial or any Troy Financial subsidiary: (i) makes a bona fide proposal to Catskill Financial or makes a public announcement or written communication that is or becomes publicly disclosed to Catskill Financial's shareholders prior to the Meeting, to engage in an acquisition transaction, including a tender offer or exchange offer to purchase Common Stock, as a result of which such person acquires beneficial ownership of 20% or more of the then outstanding shares of Common Stock and (ii) the shareholders of Catskill Financial do not approve the Merger at the Meeting.

For purposes of the stock option agreement, a "purchase event" means the occurrence of any of the following events or transactions:

         o the acquisition by any person, other than Troy Financial or any Troy Financial subsidiary, of beneficial ownership of 20% or more of the then outstanding Common Stock; or

         o the occurrence of the preliminary purchase event described in the first bullet point of the description of preliminary purchase events.



         o Troy Financial terminates the Merger Agreement because the Board accepts a financially superior proposal which the Board determines in good faith to be more favorable than the Merger to Catskill Financial shareholders.

 REPURCHASE ELECTION

         The stock option agreement further provides that Catskill Financial, or its successors, is required to repurchase the option if requested to do so by Troy Financial or a subsequent holder of the option. Such a request can only be made after the occurrence of a purchase event and prior to termination of the stock option agreement. The repurchase price will be equal to the amount by which (i) the market/offer price, as described in detail in the stock option agreement, exceeds (ii) the purchase price of the option, multiplied by the number of shares for which the Catskill Financial stock option may then be exercised. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm elected by the option holder.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

                              SHAREHOLDER PROPOSALS

         If Catskill Financial's shareholders do not approve and adopt the Merger Agreement at the Meeting, the Board of Directors will establish the date for the 2001 annual meeting of shareholders. Under SEC regulations, for a shareholder to be entitled to have a shareholder proposal included in Catskill
Financial's proxy statement for the 2001 annual meeting, the proposal must be received by Catskill Financial at its main office located at 341 Main Street, Catskill, New York 12414, not less than 120 days in advance of the date in 2001 which corresponds to the date in 2000 on which the proxy materials for the 2000 annual meeting were first mailed to shareholders. A shareholder who submits a proposal must also comply with the other requirements of SEC Rule 14a-8.

                    APPENDIX A - AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           TROY FINANCIAL CORPORATION,

                         CHARLIE ACQUISITION CORPORATION

                                       AND

                         CATSKILL FINANCIAL CORPORATION

                                   DATED AS OF

                                  JUNE 7, 2000

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Article I The Merger............................................... ........ A-5

Article II Exchange Procedures............................................. A-8

Article III Representations and Warranties of Catskill.................... A-10

Article IV Representations and Warranties of Troy......................... A-29

Article V Covenants Relating to Conduct of Business....................... A-32

Article VI Additional Agreements.......................................... A-37

Article VII Conditions Precedent.......................................... A-45

Article VII Termination and Amendment..................................... A-48

Article IX General Provisions............................................. A-50


EXHIBITS
      A           Bank Plan of Merger
      B           Option Agreement
      C           Certificate of Merger
      D           Catskill Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of June 7, 2000 (this "Agreement"), is entered into by and among Troy Financial Corporation ("Troy"), Charlie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Troy ("Merger Sub"), and Catskill Financial Corporation, a Delaware corporation ("Catskill").

         WHEREAS, the Boards of Directors of Troy, Merger Sub and Catskill have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which Merger Sub will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Catskill, with Catskill being the Surviving Corporation (as defined) and becoming a wholly owned subsidiary of Troy and immediately following said Merger, Troy intends that the Surviving Corporation will merge with and into Troy (the "Subsidiary Merger");

         WHEREAS, prior to the consummation of the Merger, Troy and Catskill will respectively cause Troy Savings Bank ("Troy Bank"), a New York-chartered savings bank and wholly-owned subsidiary of Troy, and Catskill Savings Bank ("Catskill Bank"), a federally chartered stock savings bank and wholly-owned subsidiary of Catskill, to enter into a merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of Catskill Bank with and into Troy Bank, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger and the Subsidiary Merger;

         WHEREAS, as a condition and inducement to Troy and Merger Sub to enter into this Agreement, Catskill will enter into a stock option agreement in the form attached hereto as Exhibit B (the "Catskill Option Agreement"); and WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER
         1.1      The Merger.

         Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall merge into Catskill, with Catskill being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger. Upon consummation of the Merger, the corporate existence of Merger Sub shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation and a wholly-owned subsidiary of Troy.

         1.2      Effective Time.

         The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached as Exhibit C hereto which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.

         1.3      Effects of the Merger.

         At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

         1.4 Conversion of Catskill Common Stock.

         (a) At the Effective Time, subject to Sections 1.4(b), 1.4(e) and 2.2(c) hereof, each share of Catskill common stock, par value $.01 per share ("Catskill Common Stock") issued and outstanding prior to the Effective Time (excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 1.4(d) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive an amount (the "Merger Consideration") equal to $23.00 in cash (without interest), subject to adjustment as provided in Section 1.4(e) hereof.

         (b) All of the shares of Catskill Common Stock exchanged for the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Catskill Common Stock shall thereafter represent the right to receive the Merger

Consideration for each share of Common Stock represented by such Certificate. Certificates previously representing shares of Catskill Common Stock shall be exchanged for cash upon the surrender of such Certificates in accordance with
Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Catskill should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Merger Consideration shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

         (c) At the Effective Time, all shares of Catskill Common Stock that are owned by Catskill as treasury stock and all shares of Catskill Common Stock that are owned directly or indirectly by Troy or Catskill or any of their respective Subsidiaries (other than shares of Catskill Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Troy Common Stock which are similarly held, whether held directly or indirectly by Troy or Catskill, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Catskill Common Stock held by Troy or Catskill or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Catskill Common Stock, and shares of Troy Common Stock which are similarly held, whether held directly or indirectly by Troy or Catskill being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor. All shares of Troy Common Stock that are owned by Catskill or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Troy.

         (d) Any holder of shares of Catskill Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive such payments as may be determined pursuant to such provision of Law; provided that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the DGCL. In the event that after the Effective Time a dissenting stockholder of Catskill fails to perfect or effectively withdraws or loses such holder's rights to appraisal and of payment of such holder's shares of Catskill Common Stock, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Catskill Common Stock is entitled under this Section 1.4 (without interest) upon surrender of such holder's Certificate or Certificates. (e) If the aggregate pre-tax net proceeds (such proceeds shall be all cash proceeds, net of direct sales expenses, fees and commissions, as recognized under GAAP (as defined in Section 3.6 below) and referred to herein as the "Sale Proceeds") realized by Catskill in the Securities Portfolio Sale (as defined in Section 3.25 below) are less than $73.2 million, then the per share Merger Consideration shall be decreased by an amount equal to the quotient, the numerator of which is the after-tax (using Catskill's statutory federal and New York state tax rates) difference between $73.2 million and the Sale Proceeds; and the denominator of which is the sum of (x) the number of shares of Catskill Common Stock outstanding as of such date and (y) the equivalent number of shares of Catskill Common Stock subject to options outstanding, calculated using the "Treasury Stock Method," as of such date. For purposes of this Section 1.4(e), "Treasury Stock Method" assumes the exercise of each option, warrant or other right or instrument (each, an "instrument") granted by Catskill to purchase shares of Catskill Common Stock and assumes that the net proceeds received upon the exercise of any such instrument will be used to purchase shares of Catskill Common Stock at the fair market value on the date of exercise.

         1.5      Options.

         At the Effective Time, each option granted by Catskill to purchase shares of Catskill Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into a right to receive a payment of cash from Troy in an amount determined as provided below (and otherwise subject to the terms of the Catskill Financial Corporation 1996 Stock Option and Incentive Plan (the "Catskill Stock Plan"):

         The cash amount payable with respect to the option immediately after the Effective Time shall be equal to the product of the number of shares of Catskill Common Stock subject to the option immediately before the Effective Time, multiplied by the difference between (a) the Merger Consideration, minus
(b) the exercise price per share of Catskill Common Stock under the option immediately before the Effective Time.

         1.6      Certificate of Incorporation.

         At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

         1.7      By-Laws.

         At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

         1.8      Directors and Officers.

         At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. As of the Effective Time, Troy shall amend its bylaws to increase the size of its Board of Directors by one member and cause Troy Bank to amend its bylaws to increase the size of its Board of Directors by one member, and thereupon appoint Wilbur J. Cross, President, Chief Executive Officer, and Chairman of the Board of Catskill, to serve as an additional member (the "New Member") of the Boards of Directors of Troy and Troy Bank in the class of directors whose term expires at the 2003 annual meeting of Troy stockholders; provided, however, that if the Closing shall occur after the 2001 annual meeting of Troy stockholders, then the New Member shall be appointed to serve on the Boards of Directors of Troy and Troy Bank until the 2004 annual meeting of Troy stockholders; provided, further, that neither Troy nor Troy Bank shall have any obligation to appoint the New Member to serve on either Troy's or Troy Bank's Board if such person is not a member in good standing of the Catskill Board of Directors immediately prior to closing. In addition, immediately prior to the Effective Time, subject to applicable rules and regulations, Troy Bank shall create an advisory board (the "Advisory Board") to be comprised of the individuals identified at Section 1.8 of the Catskill Disclosure Schedule (defined below) for a period to terminate no earlier than two years after the Effective Time. For service on the Advisory Board, the Advisory Board members identified at Section 1.8 of the Catskill Disclosure schedule shall be paid an annual retainer of $10,000 per year, payable quarterly, except that Wilbur J. Cross, as chairman of the Advisory Board, shall be paid an annual retainer of $50,000 per year, payable quarterly, and shall be provided with an office. Regular meetings of the Advisory Board shall be held quarterly and at a place in the Catskill market area.

                                   ARTICLE II
                               EXCHANGE PROCEDURES

         2.1      Troy to Make Funds Available.

         At or prior to the Effective Time, Troy shall deposit, or shall cause to be deposited, with Troy's transfer agent, Registrar and Transfer Company, or such other bank, trust company or transfer agent as Troy may select (the
"Exchange Agent"), for the benefit of the holders of Certificates, cash sufficient in the aggregate for the Exchange Agent to make full payment of the Merger Consideration pursuant to Section 1.4 (the "Exchange Fund"). There shall be a written agreement between Troy and the Exchange Agent in which the Exchange Agent expressly undertakes the obligation to pay the Merger Consideration as provided herein. Catskill shall have the right to review the agreement with the Exchange Agent prior to being finalized.

         2.2      Exchange.

         (a) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a check representing the amount of cash to which such holder shall have become entitled pursuant to the provisions of
Article I hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding shares of Catskill Common Stock.

         (b) As of the Effective Time, there shall be no transfers on the stock transfer books of Catskill of the shares of Catskill Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (c) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Catskill six months after the Effective Time may be returned to Troy. After such funds have been returned to Troy, any shareholders of Catskill who have not theretofore complied with this Article II shall thereafter look only to Troy for payment of the Merger Consideration deliverable in respect of each share of Catskill Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Troy, Merger Sub, Catskill, the Exchange Agent or any other person shall be liable to any former holder of shares of Catskill Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Troy, the posting by such person of a bond in such amount as Troy may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF CATSKILL

         Catskill hereby makes the following representations and warranties to Troy and Merger Sub as set forth in this Article III, each of which is being relied upon by Troy and Merger Sub as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Catskill referenced below and thereby required of Catskill pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Catskill Disclosure Schedule."

         3.1      Corporate Organization.

         (a) Catskill is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Catskill has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or location of any properties or assets owned or leased by it makes such licensing or qualification necessary. Catskill is duly registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"). The Certificate of Incorporation and By-Laws of Catskill, copies of which are attached at Section 3.1(a) of the Catskill Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. Catskill Bank and Catskill Financial Services, Inc. ("CFSI") are the only subsidiaries of Catskill and Catskill Bank, respectively, that qualify as a "Significant Subsidiary" as such term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

         (b) Catskill Bank is a federally chartered stock savings bank duly organized and validly existing and in good standing under the laws of the United States. The deposit accounts of Catskill Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Catskill Bank. Catskill Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Catskill Bank, copies of which are attached at
Section 3.1(b) of the Catskill

Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. (c) CFSI is a business corporation duly organized, validly existing and in good standing under the corporate laws of the State of New York, and is duly licensed as an insurance agent by the New York Insurance Department. CFSI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. CFSI is not a "bank" as such term is defined in the Bank Holding Company Act of 1956, as amended, ("BHCA"). The Certificate of Incorporation and Bylaws of CFSI, copies of which are attached at Section 3.1(c) of the Catskill Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         3.2      Capitalization.

         (a) The authorized capital stock of Catskill consists of 15 million shares of Catskill Common Stock and 5 million shares of preferred stock, par value $.01 per share (the "Catskill Preferred Stock"). As of the date hereof, there are (x) 3,737,519 shares of Catskill Common Stock issued and outstanding and 1,949,231 shares of Catskill Common Stock are held in Catskill's treasury,
(y) no shares of Catskill Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 519,090 shares of Catskill Common Stock reserved for issuance pursuant to the Catskill Stock Plan (of which options for 384,748 shares are currently outstanding); (ii) 39,488 shares of Catskill Common Stock reserved for issuance under the Catskill Management Recognition Plan; and (iii) 743,766 shares of Catskill Common Stock reserved for issuance upon exercise of the option to be issued to Troy pursuant to the Option Agreement, and (z) no shares of Catskill's Preferred Stock issued or outstanding, held in Catskill's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Catskill Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement, the Catskill Management Recognition Plan and the Catskill Stock Plan, Catskill does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Catskill Common Stock or Catskill Preferred Stock or any other equity security of Catskill or any securities representing the right to purchase or otherwise receive any shares of Catskill Common Stock or any other equity security of Catskill. The names of the optionees, the date of each option to purchase Catskill Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Catskill Stock Plan and the Catskill Management Recognition Plan are set forth in Sections 3.2(a)(i) and 3.2(a)(ii) of the Catskill Disclosure Schedule. Except as set forth at Section 3.2(a)(iii) of the Catskill Disclosure Schedule, since September 30, 1999 Catskill has not issued any shares of its capital stock, including shares under the Catskill Management Recognition Plan, or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted under the Catskill Stock Plan.

         (b) Section 3.2(b) of the Catskill Disclosure Schedule sets forth a true, correct and complete list of all direct or indirect Subsidiaries of Catskill as of the date of this Agreement. Except as set forth at Section 3.2(b) of the Catskill Disclosure Schedule, Catskill owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Catskill Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

         3.3      Authority; No Violation.

         (a) Each of Catskill and its Subsidiaries has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Catskill. The Board of Directors of Catskill has directed that this Agreement and the transactions contemplated hereby be submitted to Catskill's shareholders for approval at a special meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of Catskill's shareholders, no other corporate proceedings on the part of Catskill (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Catskill and (assuming due authorization, execution and delivery by Troy of this Agreement and by Troy of the Option Agreement) will constitute valid and binding obligations of Catskill, enforceable against Catskill in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Catskill Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Catskill Bank and by Catskill as the sole shareholder of Catskill Bank. No other corporate proceedings on the part of Catskill Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by Catskill Bank, will be duly and validly executed and delivered by Catskill Bank and will (assuming due authorization, execution and delivery by Troy Bank) constitute a valid and binding obligation of Catskill Bank, enforceable against Catskill Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (c) Neither the execution and delivery of this Agreement and the Option Agreement by Catskill or the Bank Merger Agreement by Catskill Bank, nor the consummation by Catskill or Catskill Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Catskill or Catskill Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Catskill and each of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13) applicable to Catskill and each of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Catskill and each of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Catskill and each of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         3.4      Consents and Approvals.

         (a) Except for (i) the filing of applications, notices or waiver requests, as applicable, as to the Merger and the Bank Merger with the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, the OTS under HOLA and the OTS regulations, the FDIC under the Bank Merger Act, and the New York State Banking Department ("NYSBD"), as well as any other applications and notices to state officials related to the Merger or the Bank Merger (the "State Banking Approvals"), and approval of the foregoing applications and notices,
(ii) the filing of any required applications or notices with the NYSBD and the FDIC as to the subsidiaries of Catskill Bank which become subsidiaries of Troy Bank and approval of such applications and notices, (iii) the filing with the SEC of proxy materials to be used in soliciting the approval of Catskill's shareholders at a special meeting to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Materials"), (iv) the approval of this Agreement by the requisite vote of the shareholders of Catskill, (v) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vi) the filings required by the Bank Merger Agreement, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, (viii) the filing of applications or notices with the New York Insurance Department with respect to the acquisition of CFSI and approval of such applications or notices and (ix) such filings, authorizations or approvals as may be set forth in
Section 3.4 of the Catskill Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by Catskill of this Agreement and the Option Agreement, (2) the consummation by Catskill of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Catskill Bank of the Bank Merger Agreement, (4) the consummation by Catskill of the Option Agreement, and (5) the consummation by Catskill Bank of the Bank Merger and the transactions contemplated thereby, except in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of Troy to consummate the transactions contemplated hereby.

         (b) Catskill hereby represents to Troy that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis.

         3.5      Loan Portfolio; Reports.

         (a) Except as set forth at Section 3.5(a) of the Catskill Disclosure Schedule, as of September 30, 1999 and thereafter through and including the date of this Agreement, none of Catskill, nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Catskill or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13) of the foregoing.

         (b) Catskill, Catskill Bank and CFSI have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since September 30, 1999 with (i) the OTS; (ii) the FDIC, (iii) the NYSBD (iv) the New York Insurance Department and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (v) the SEC and (vi) any other self-regulatory organization ("SRO") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Catskill and its Subsidiaries, to Catskill's knowledge no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Catskill or any of its Subsidiaries since September 30, 1999.

         3.6      Financial Statements; Exchange Act Filings; Books and Records.

         Catskill has previously delivered to Troy true, correct and complete copies of the consolidated statements of condition of Catskill and its Subsidiaries as of September 30 for the fiscal years 1998 and 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Catskill, and the interim financial statements of Catskill as of and for the six months ended March 31, 2000 and 1999, as included in the Catskill quarterly report on Form 10-Q for the period ended March 31, 2000 as filed with the SEC. The financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.7 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Catskill and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.7 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.7 hereof will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since September 30, 1999 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Catskill has previously delivered or made available to Troy true, correct and complete copies of such reports. The books and records of Catskill and Catskill Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

         3.7      Broker's Fees.

         Neither Catskill nor any Catskill Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Option Agreement, except that Catskill has engaged, and will pay a fee or commission to Ryan, Beck & Co. ("Ryan Beck") in accordance with the terms of a letter agreement between Ryan Beck and Catskill, dated March 23, 2000, a true, complete and correct copy of which is attached at Section 3.7 of the Catskill Disclosure Schedule.

         3.8      Absence of Certain Changes or Events.

         (a) Except as set forth at Section 3.8 of the Catskill Disclosure Schedule, or as disclosed in Catskill's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, since September 30, 1999 (i) neither Catskill nor any of its Subsidiaries has incurred any material liability, except as contemplated by the Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.13) on Catskill.

         (b) Since September 30, 1999 Catskill and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

         3.9      Legal Proceedings.

         (a) Except as set forth at Section 3.9 of the Catskill Disclosure Schedule, neither Catskill nor any of its Subsidiaries is a party to any, and there are no pending or to the knowledge of Catskill, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Catskill or any of its Subsidiaries in which, to the knowledge of Catskill, there is a reasonable probability of any material recovery against or other material effect upon Catskill or any of its Subsidiaries or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement.

         (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Catskill, any of its Subsidiaries or the assets of Catskill or any of its Subsidiaries.

         3.10     Taxes and Tax Returns.

         (a) Each of Catskill and its Subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.6 and
6.7 hereof in accordance with GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section
3.10 of the Catskill Disclosure Schedule and (b) which have not been finally determined. All liability with respect to the Tax Returns of Catskill and its Subsidiaries has been satisfied for all years to and including 1998. The Internal Revenue Service ("IRS") has not notified Catskill of, or otherwise asserted, that there are any material deficiencies with respect to the federal income Tax Returns of Catskill. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Catskill or any of its Subsidiaries, nor has Catskill or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income Tax Return for any period. In addition, Tax Returns which are accurate and complete in all material respects have been filed by Catskill and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with GAAP has been included by Catskill in the financial statements referred to in Sections 3.6 and 6.7 hereto. All Catskill Tax Returns have been examined by the relevant Taxing Authorities, or closed without audit by applicable statutes of limitations, and all deficiencies proposed as a result of such examinations have been paid or settled, for all periods before and including the taxable year ended 1995. Neither Catskill nor any of its Subsidiaries has consented to any waiver or extension of any statute of limitations with respect to any Tax. Neither Catskill nor any Catskill Subsidiary has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code" or "IRC"). Catskill has provided or made available to Troy complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of Catskill or any Catskill Subsidiary. Catskill will not be a "foreign person" as that term is used in ss. 1.1445-2 of the Treasury Regulations promulgated under the IRC. Catskill Bank is not a "United States real property holding corporation" within meaning of ss. 897 of the IRC and was not a "United States real property holding corporation" on any "determination date" (as defined in ss. 1.897-2(c) of such Regulations) that occurred during any relevant period.

         (b)      For purposes of this Agreement:

         "Tax" means any tax (including any income tax, capital gains tax, payroll tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                  "Taxing Authority" means any:

                          (i)  nation,   state,  county,  city,  town,  village,
                district, or other jurisdiction of any nature;

                          (ii)federal, state, local, municipal, foreign, or other government;

                          (iii) governmental or quasi-governmental  authority of
                any  nature   (including  any   governmental   agency,   branch,
                department,   official,   or  entity  and  any  court  or  other
                tribunal);

                          (iv) multi-national organization or body; or

                          (v) body  exercising,  or  entitled to  exercise,  any
                administrative,   executive,  judicial,   legislative,   police,
                regulatory, or taxing authority or power of any nature.

         3.11     Employee Plans.

         (a) Section 3.11(a) of the Catskill Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by Catskill or any of its Subsidiaries or any other entity which together with Catskill would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which Catskill or any such Subsidiary has any liability (collectively, the "Plans").

         (b) Catskill has heretofore delivered or made available to Troy true, correct and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for such Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such Plan, (iii) the current summary plan description and any summaries of material modification, (iv) all annual reports (Form 5500 series) for each Plan filed for the preceding five plan years, (v) all agreements with fiduciaries and service providers relating to the Plan, and (vi) all substantive correspondence relating to any such Plan addressed to or received from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency.

         (c) Except as set forth at Section 3.11(c) of the Catskill Disclosure Schedule, (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, any trust created pursuant to any such Plan is exempt from federal income tax under Section 501(a) of the Code, each such Plan has received from the Internal Revenue Service a favorable determination letter to such effect upon which Catskill or a Subsidiary is entitled to rely as to such matters and which is currently applicable, and neither Catskill nor any Subsidiary is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Plan,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Catskill or any Catskill Subsidiary beyond their retirement or other termination of service, other than (w) coverage mandated by applicable Law, (x) death benefits or retirement benefits under a Plan that is an "employee pension plan," as that term is defined in Section

3(2) of ERISA, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the books of Catskill or any Catskill Subsidiary, or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Catskill or any Catskill Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk of Catskill or any Catskill Subsidiary incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA,
(vii) all contributions or other amounts payable by Catskill or any Catskill Subsidiary as of the Effective Time with respect to each Plan and all other liabilities of each such entity with respect to each Plan, in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Catskill nor any Catskill Subsidiary has engaged in a transaction in connection with which Catskill or any Catskill Subsidiary could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) to the knowledge of Catskill, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the plans or any trusts related thereto, and (x) all Plans could be terminated as of the Effective Time without material liability in excess of the amount accrued with respect to such Plan in the financial statements referred to in Sections 3.6 and
6.8  hereto;  (xi) no Plan,  program,  agreement  or other  arrangement,  either individually or collectively, provides for any payment by Catskill or any Catskill Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G after giving effect to the transactions contemplated by this Agreement nor would the transactions contemplated by this Agreement accelerate the time of payment or vesting, or increase the amount of compensation due to any employee; (xii) no "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Plan; and (xiii) no Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement; (xiv) all reports and information required to be filed with the Department of Labor, IRS and Pension Benefit Guaranty Corporation or provided to plan participants and their beneficiaries with respect to each Plan have been filed or provided, as applicable, and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries; and (xv) any bond required under ERISA with respect to any Plan has been obtained and is in full force and effect and no funds held by or under the control of Catskill or any Subsidiary are plan assets of any Plan

         3.12     Certain Contracts.

         (a) Except as set forth at Section 3.12 of the Catskill Disclosure Schedule, neither Catskill nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Troy, Catskill, or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Catskill or any of its Subsidiaries, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as set forth on Section 3.12(a)(v) of the Catskill Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.12 of the Catskill Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which Catskill or any of its Subsidiaries is a party. Section 3.12(a) of the Catskill Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Catskill and its Subsidiaries. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the Catskill Disclosure Schedule, is referred to herein as a "Catskill Contract," and neither Catskill nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any Catskill Contract.

         (b) (i) Each Catskill Contract is valid and binding and in full force and effect, (ii) Catskill and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Catskill Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Catskill or any of its Subsidiaries under any such Catskill Contract.

         3.13     Agreements with Regulatory Agencies.

         None of Catskill, CFSI, or Catskill Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.13 of the Catskill Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Catskill, CFSI, or Catskill Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         3.14     State Takeover Laws; Certificate of Incorporation.

         The Board of Directors of Catskill has approved the offer of Troy to enter into this Agreement, the Bank Merger Agreement and the Option Agreement, and has approved Catskill entering into this Agreement, the Bank Merger Agreement and the Option Agreement, and the transactions contemplated thereby, such that under applicable law and Catskill's Certificate of Incorporation the only vote of Catskill shareholders necessary to consummate the transactions contemplated hereby is the approval of at least a majority of the outstanding shares of Catskill Common Stock entitled to vote.

         3.15     Environmental Matters.

         (a) Each of Catskill and the Subsidiaries is in compliance with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

         (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Catskill, CFSI and Catskill Bank, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Catskill or any Catskill Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Catskill or any Catskill Subsidiary, or to the knowledge of Catskill, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Catskill or any Catskill Subsidiary;

         (c) During the period of Catskill's or any Catskill Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

         (d) To the knowledge of Catskill, CFSI and Catskill Bank, neither Catskill nor any Catskill Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

         (e) For purposes of this section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

         3.16     Reserves for Losses.

         All reserves or other allowances for possible losses reflected in Catskill's most recent financial statements referred to in Section 3.6 complied with all Laws and are adequate under GAAP. None of Catskill, CFSI or Catskill Bank has been notified by the FDIC, the OTS, the NYSBD the New York Insurance Department or Catskill's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Catskill, CFSI or Catskill Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the FDIC, the OTS, the NYSBD or Catskill's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Catskill, CFSI or Catskill Bank. Catskill has previously furnished Troy with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Catskill agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1. All OREO held by Catskill, CFSI or Catskill Bank is being carried net of reserves at the lower of cost or net realizable value.

         3.17     Properties and Assets.

         Section 3.17 of the Catskill Disclosure Schedule lists (i) all real property owned by Catskill and each Catskill Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Catskill or any Catskill Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Catskill or any Catskill Subsidiary is a party; and (iv) all items of Catskill's or any Catskill Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $10,000 or more. Except for (a) items reflected in Catskill's consolidated financial statements as of September 30, 1999 referred to in Section 3.6 hereof, (b) exceptions to title that do not interfere materially with Catskill's or any Catskill Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.6 above), and (d) items listed in Section 3.17 of the Catskill Disclosure Schedule, Catskill and each Catskill Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. Catskill and each Catskill Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither Catskill nor any Catskill Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since September 30, 1999. All properties and assets used by Catskill and each Catskill Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. Catskill and each Catskill Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which Catskill or any Catskill Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither Catskill nor any Catskill Subsidiary is in material default with respect to any such lease, and there has occurred no default by Catskill or any Catskill Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Catskill or any Catskill Subsidiary of any of the property owned, leased, or occupied by them.

         3.18     Insurance.

         Section 3.18 of the Catskill Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Catskill and any Catskill Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Catskill and any Catskill Subsidiary) are in full force and effect and have been in full force and effect since their respective dates of inception. As of the date hereof, neither Catskill nor any Catskill Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Catskill and Catskill Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, sufficient for compliance by Catskill and the Catskill Subsidiaries with all requirements of Law and agreements to which Catskill or any of the Catskill
Subsidiaries is subject or is party, and is, to Catskill's knowledge, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of Catskill and the Catskill Subsidiaries. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the Catskill Disclosure Schedule, as in effect on the date hereof, have been delivered to Troy.

         3.19     Compliance with Applicable Laws.

         Each of Catskill and any Catskill Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Catskill nor any Catskill Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

         3.20     Loans.

         As of the date hereof:

         (a) All loans owned by Catskill or any Catskill Subsidiary, or in which Catskill or any Catskill Subsidiary has an interest, comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

         (b) All loans owned by Catskill or any Catskill Subsidiary, or in which Catskill or any Catskill Subsidiary has an interest, have been made or acquired by Catskill in accordance with board of director-approved loan policies and all of such loans are collectable, except to the extent reserves have been made against such loans in Catskill's consolidated financial statements at March 31, 2000 referred to in Section 3.6 hereof. Each of Catskill and each Catskill Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Catskill and each Catskill Subsidiary are with full recourse to the borrowers (except as set forth at Section 3.20(b) of the Catskill Disclosure Schedule), and each of Catskill and any Catskill Subsidiary has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.20(b) of the Catskill Disclosure Schedule, all loans purchased or originated by Catskill or any Catskill Subsidiary and subsequently sold by Catskill or any Catskill Subsidiary have been sold without recourse to Catskill or any Catskill Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of April 30, 2000 prepared by Catskill and each Catskill Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Troy. True, correct and complete copies of the currently effective lending policies and practices of Catskill and each Catskill Subsidiary also have been furnished to Troy.

(c) Except as set forth at Schedule 3.20(c) each outstanding loan participation sold by Catskill or any Catskill Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Catskill or any Catskill Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Catskill or any Catskill Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Catskill and any Catskill Subsidiary have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

(d) Catskill and each Catskill Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it.

         (e) Section 3.20(e) of the Catskill Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other person covered by Regulation O of the FRB. 3.21 Affiliates.

Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of Catskill is listed at Section 3.21 of the Catskill
Disclosure Schedule, and except as indicated thereon each such person has delivered to Troy, concurrently with the execution of this Agreement, a stockholder agreement in the form of Exhibit D hereto (the "Catskill Stockholder Agreement"). The Catskill Stockholder Agreement has been duly and validly executed and delivered by each person that is a party thereto and, assuming due authorization, execution and delivery by Troy, constitutes the valid and binding obligation of such person, enforceable against such person in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.
3.22 Ownership of Troy Common Stock.

Except as set forth at Section 3.22 of the Catskill Disclosure Schedule, neither Catskill nor any of its directors, executive officers or affiliates (as used above in Section 3.21) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Troy (other than those agreements, arrangements or understandings specifically contemplated hereby).

         3.23     Fairness Opinion.

Catskill has received an opinion from Ryan Beck to the effect that, in its opinion, the consideration to be paid to shareholders of Catskill hereunder is fair to such shareholders from a financial point of view (the "Fairness Opinion"), and Ryan Beck has consented to the inclusion of the Fairness Opinion in the Proxy Materials.

         3.24     Catskill Information.

The information relating to Catskill and its Subsidiaries provided by Catskill herein and to be provided by Catskill to be contained in the Proxy Materials do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. The Proxy Materials (except for the portions thereof relating solely to Troy or any of its Subsidiaries, as to which Catskill makes no representation or warranty) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

2.25 Sale of Securities Portfolio. Catskill Bank has determined to sell the portfolio of securities listed on Schedule 3.25 hereto (the "Securities Portfolio Sale").

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF TROY

Troy, on behalf of itself and its wholly-owned subsidiary, Troy Bank hereby makes the following representations and warranties to Catskill as set forth in this Article IV, each of which is being relied upon by Catskill as a material inducement to enter into and perform this Agreement.

         4.1      Corporate Organization.

(a) Troy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Troy has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Troy is duly registered as a bank holding company under the BHCA. The Certificate of Incorporation and By-Laws of Troy, copies of which have previously been made available to Catskill, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

(b) Troy Bank is a New York-chartered savings bank duly organized and validly existing and in good standing under the laws of the State of New York. Troy Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Troy Bank, copies of which have previously been made available to Catskill, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         4.2      Authority; No Violation.

         (a) Troy has full corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement, subject to receipt of the required regulatory approvals specified herein, and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Troy. No other corporate proceedings on the part of Troy are necessary to approve this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Troy and (assuming due authorization, execution and delivery by Catskill) will constitute valid and binding obligations of Troy, enforceable against Troy in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

         (b) Troy Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Troy Bank and by Troy as the sole shareholder of Troy Bank. All corporate proceedings on the part of Troy Bank necessary to consummate the transactions contemplated thereby have been taken. The Bank Merger Agreement, upon execution and delivery by Troy Bank, will be duly and validly executed and delivered by Troy Bank and will (assuming due authorization, execution and delivery by Catskill Bank) constitute a valid and binding obligation of Troy Bank, enforceable against Troy Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (c) Neither the execution and delivery of this Agreement or the Option Agreement by Troy or the Bank Merger Agreement by Troy Bank, nor the consummation by Troy, of the transactions contemplated hereby or thereby, nor compliance by Troy or Troy Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Troy or the Charter or By-Laws of Troy Bank, as the case may be, or
(ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Laws applicable to Troy, Troy Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Troy or Troy Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Troy or Troy Bank is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.3      Regulatory Approvals.

         (a) Except for (i) the filing of applications, notices or waiver requests, as applicable, as to the Merger and the Bank Merger with the FRB under the BHCA, the OTS under HOLA and the OTS regulations, the FDIC under the Bank Merger Act, the NYSBD and approval of such applications and notices, (ii) the filing of any required applications or notices with the NYSBD and the FDIC as to the subsidiaries of Catskill Bank which become subsidiaries of Troy Bank and approval of such applications and notices, (iii) the State Banking Approvals,
(iv) the filing of the Proxy Materials with the SEC, (v) the approval of this Agreement by the requisite vote of the shareholders of Catskill, (vi) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the DGCL, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and, if applicable, the HSR Act, and the securities or antitrust laws of any foreign country, (viii) the filing of applications or notices with the New York Insurance Department with respect to the acquisition of CFSI and approval of such applications or notices and (ix) the filings required by the Bank Merger Agreement, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Troy of this Agreement and the Option Agreement, (2) the consummation by Troy of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by Troy Bank of the Bank Merger Agreement, and (4) the consummation by Troy Bank of the transactions contemplated by the Bank Merger Agreement except for such consents, approvals or filings the failure of which to obtain will not have a material adverse effect on the ability of Catskill to consummate the transactions contemplated thereby. (b) Troy hereby represents to Catskill that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.3(a) cannot be obtained or granted on a timely basis.

         4.4      Troy Information.

         The information relating to Troy and its Subsidiaries to be provided by Troy to be contained in the Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Materials (except for the portions thereof relating solely to Catskill or any of its Subsidiaries, as to which Troy makes no representation or warranty) will comply in all material respects with the provisions of the Securities Act, Exchange Act and the rules and regulations thereunder. 3.5 Adequate Resources. As of the Closing Date, Troy will have the funds available and will be able to meet its financial obligations under, and to timely consummate the transactions contemplated by, this Agreement.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.1      Covenants of Catskill

         During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Troy, Catskill and each Catskill Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Catskill will use its best efforts to (x) preserve its business organization and that of each Catskill Subsidiary intact, (y) keep available to itself and Troy the present services of the employees of Catskill and each Catskill Subsidiary and (z) preserve for itself and Troy the goodwill of the customers of Catskill and each Catskill Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Catskill Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Troy in writing, Catskill shall not, and shall not permit any Catskill Subsidiary to:

         (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Catskill not to exceed $.1325 per share on the Catskill Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by Catskill during its fiscal year ended September 30, 1999 and except that any Catskill Subsidiary may declare and pay dividends and distributions to Catskill); provided, however, that under no circumstances shall Catskill declare, set aside or pay any dividends if it would result in the holders of Catskill Common Stock receiving more than four cash dividend payments in fiscal 2000;

         (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Catskill Stock Plan in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of Catskill or any Catskill Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Catskill or any Catskill Subsidiary;

         (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Catskill Common Stock pursuant to stock options or similar rights to acquire Catskill Common Stock granted pursuant to the Catskill Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

         (d) amend its Certificate of Incorporation, By-Laws or other similar governing documents;

         (e) directly or indirectly, and will instruct its officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, (collectively, "Representatives") not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Proposal (as defined in Section 9.13 hereof), or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Catskill or any of its subsidiaries to take any such action, and Catskill shall use its reasonable best efforts to cause the Representatives of Catskill and the Catskill Subsidiaries not to take any such action, and Catskill shall promptly notify Troy if any such inquiries or proposals are made regarding a Competing Proposal, and Catskill shall keep Troy informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the stockholders of Catskill shall have adopted and approved this Agreement in accordance with Delaware Law, nothing contained in this Section 5.1(e) shall prohibit the Board of Directors of Catskill from (i), in connection with a Superior Competing Transaction (as defined in Section 9.13 hereof), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Catskill pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Catskill, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Catskill to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Catskill provides written notice to Troy to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Catskill receives from such person an executed confidentiality agreement with terms no less favorable to Catskill than those contained in the Confidentiality Agreement by and between Troy and Catskill, dated as of March 27, 2000 (the Confidentiality Agreement"), and (D) Catskill keeps Troy informed, on a current basis, of the status and details of any such discussions or negotiations; or
(ii) complying with Rule 14e-2 promulgated under the Exchange Act;


            (f) make capital expenditures aggregating in excess of $20,000;

            (g) enter into any new line of business;

            (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

            (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

            (j) change its methods of accounting in effect at September 30, 1999 except as required by changes in GAAP or regulatory accounting principles;

            (k) (i) except as required by applicable law or this Agreement or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Catskill or any Catskill Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any director, executive officer or other employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement, or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, executive officer or employee who is a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, (iv) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any employee who is not a director or executive officer or who is not a party to a contract relating to employment or severance referenced in Section 3.12 of this Agreement of compensation or benefits, other than normal annual cash increases in pay, consistent with past practice and not exceeding 4% of such employee's base salary or wage, (v) hire any new employee at an annual compensation in excess of $24,000, (v) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vi) promote to a rank of vice president or more senior any employee, or (vii) pay any retention or other bonuses to any employees;

            (l) except for short-term borrowings with a maturity of six months or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money (other than deposit liabilities), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except for accepting, negotiating and paying checks and payment orders in the ordinary course of its banking business;

            (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

            (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

            (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Catskill or any Catskill Subsidiary; (p) incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing policies, and which would not change the risk profile of Catskill Bank based on its existing deposit and lending policies;

            (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

            (r) originate (i) any loans except in accordance with existing Catskill Bank lending policies, (ii) residential mortgage loans in excess of $150,000, (iii) 30 year residential mortgage loans whose interest rate, terms, appraisal, and underwriting do not make them immediately available for sale in the secondary market, (iv) unsecured consumer loans in excess of $20,000, (v) commercial business loans in excess of $50,000 as to any loan or $100,000 in the aggregate as to related loans or loans to related persons, (vi) commercial real estate first mortgage loans in excess of $150,000 as to any loans or $300,000 in the aggregate as to related loans or loans to related borrowers, (vii) modifications and/or extensions of any commercial business or commercial real estate loans in the amounts set forth in
(v) and (vi) above, or (viii) loans, the outstanding principal balance of which, in the aggregate, exceed the lesser of (1) the cash flow received from prepayment and repayment, sale or interest and penalties paid on any other loans or (2) $1 million per month.

         (s)  make  any  investments   other  than  in  [Federal  Funds  and  US
Treasuries] that have a maturity date that does not exceed three months; provided, however, the maturity date shall not extend beyond January 31, 2001 or, with respect to investments made or committed to after the parties have agreed on the Closing Date (as defined in Section 9.1 hereof), beyond such Closing Date.

         (t) sell or purchase any mortgage loan servicing rights; or

         (u) agree or commit to do any of the actions set forth in (a) - (t) above. The consent of Troy to any action by Catskill or any Catskill Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the President or any Senior Vice President of Troy.

         5.2      Merger Covenants.

         Notwithstanding that Catskill believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Catskill recognizes that Troy may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Catskill and Troy shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, Catskill's loan, accrual and reserve policies to those policies of Troy to the extent appropriate.

         5.3      Compliance with Antitrust Laws.

         Each of Troy and Catskill shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the HSR Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Troy and Catskill shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Troy and Catskill shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Troy so desires, the willingness of Troy to accept an order agreeing to the divestiture, or the holding separate, of any assets of Troy or Catskill. 4.4 Securities Portfolio Sale. Catskill shall complete the Securities Portfolio Sale as soon as practical after the date hereof, but in no event later than 30 days after the date of this Agreement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.1      Regulatory Matters.

         (a) Within 30 calendar days from the date hereof, Catskill shall prepare and file, subject to the review and consent of Troy, with the SEC, Proxy Materials for soliciting the approval of this Agreement and the Merger by the shareholders of Catskill. Catskill will use its reasonable best efforts to have the Proxy Materials approved for use by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Proxy Materials. If at any time after the Proxy Materials are filed with the SEC, and prior to the Closing Date, any event relating to Catskill is discovered by Catskill which should be set forth in an amendment of, or a supplement to, the Proxy Materials, Catskill shall promptly cause an appropriate amendment to the Proxy Materials to be filed with the SEC. Upon the approval of such amendment, Catskill (if prior to the meeting of shareholders pursuant to Section
6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. If at any time after the Proxy Materials are filed with the SEC, and prior to the Closing Date, any event relating to Troy is discovered by Troy which should be set forth in an amendment of, or a supplement to, the Proxy Materials, Troy shall promptly inform Catskill, and Catskill shall promptly cause an appropriate amendment to the Proxy Materials to be filed with the SEC. Upon the approval of such amendment, each of Troy and Catskill (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting.

         (b) Troy will prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). Catskill shall cooperate with Troy to effect the foregoing. Catskill and Troy shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Catskill or Troy, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

         (c) Troy shall, upon request, furnish Catskill with all information concerning Catskill and its directors, officers and shareholders and such other matters as may be reasonably necessary in connection with the Proxy Materials or any other statement, filing, notice or application made by or on behalf of Catskill to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

         (d) Troy and Catskill shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

         6.2      Access to Information.

         (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Catskill shall accord to the officers, employees, accountants, counsel and other representatives of Troy, access, during normal business hours during the period prior to the Effective Time, to all its, CFSI's and Catskill Bank's properties, books, contracts, commitments and records and, during such period, Catskill shall make available to Troy (i) a copy of each report, schedule, registration statement and other document filed or received by it (including CFSI and Catskill Bank) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and
(ii) all other information concerning its (including CFSI and Catskill Bank) business, properties and personnel as Troy may reasonably request. Troy shall receive notice of all meetings of the Catskill, CFSI and Catskill Bank Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Catskill, CFSI and Catskill Bank, as the case may be, representatives to such meetings are required to be provided notice). A representative of Troy shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or a Superior Competing Transaction ("Confidential Matters") of Catskill, CFSI or Catskill Bank, as the case may be) and such meetings of committees of the Board of Directors and management of Catskill, CFSI and Catskill Bank which Troy desires. Troy will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

         (b) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

         (c) Catskill shall provide Troy with true, correct and complete copies of all financial and other information provided to directors of Catskill, CFSI and Catskill Bank in connection with meetings of their Boards of Directors or committees thereof.

         6.3      Shareholder Meeting.

         Catskill shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 35 days after the Proxy Materials are approved for use for the purpose of voting upon the approval of this Agreement and the Merger (the "Special Meeting"). Management and the Board of Directors of Catskill shall recommend to Catskill's shareholders approval of this Agreement, including the Merger, and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby; provided, however, that Catskill shall not be obligated to recommend or oppose, as the case may be, if the Board of Directors of Catskill determines in accordance with the terms of this Agreement to enter into a Superior Competing Transaction; provided further, however, that notwithstanding anything to the contrary in the foregoing, Catskill shall hold its Special Meeting in accordance with the time period specified in the first sentence of this Section 6.3.

         6.4      Legal Conditions to Merger.

         Each of Troy and Catskill shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and
(b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Catskill or Troy in connection with the Merger and the other transactions contemplated by this Agreement.

         6.5      Employees.

         (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate, entitlement to benefits and vesting, but not for pension benefit accrual purposes, under employee pension benefit plans (within the meaning of ERISA Section 3(2)) and employee welfare plans (within the meaning of ERISA
Section 3(1) maintained by Troy or Troy Bank, as applicable (other than Troy's Employee Stock Ownership Plan), individuals who are employees of Catskill or any Catskill Subsidiary at the Effective Time and who become eligible to participate in such plans will be credited with periods of service with Catskill or any Catskill Subsidiary (or with any predecessor to Catskill or any Catskill Subsidiary, to the extent such service is credited for such purposes under the corresponding Plan) before the Effective Time as if such service had been with Troy or Troy Bank, as applicable.

         (b) If required by Troy in writing delivered to Catskill not less than five business days before the Closing Date, Catskill and each Catskill Subsidiary, as applicable, shall, on or before the day immediately preceding the Closing Date, terminate the Catskill Bank 401(k) Plan and any other Plan that includes a qualified cash or deferred arrangement within the meaning of Code
Section 401(k) (collectively, the "401(k) Plans") and no further contributions shall be made to any 401(k) Plan after such termination. Catskill shall provide to Troy (i) certified copies of resolutions adopted by the Board of Directors of Catskill or such Catskill Subsidiary, as applicable, authorizing such termination and (ii) an executed amendment to each 401(k) Plan in form and substance reasonably satisfactory to Troy to conform the plan document for such Plan with all applicable requirements of the Code and regulations thereunder relating to the tax-qualified status of such Plan. Troy and Troy Bank will not be obligated to make any matching or other employer contributions to any 401(k) Plan after the Merger.

         (c) Promptly following the Effective Time, as a result of the transactions contemplated hereby, the Catskill Employee Stock Ownership Plan (the "Catskill ESOP") will be terminated and the obligations of Troy or any of its Subsidiaries shall be limited to those actions which are necessary to terminate the ESOP. Troy or its Subsidiaries, as applicable, will take commercially reasonable actions consistent with the Catskill ESOP (i) to cause the trustee of the Catskill ESOP to repay the outstanding balance of its stock acquisition loan with the proceeds received by the Catskill ESOP hereunder with respect to unallocated shares of Catskill Common Stock and (ii) to terminate the Catskill ESOP, subject to receipt of a favorable determination letter from the IRS concerning the qualified status of the Catskill ESOP and the adoption of any amendments to the Catskill ESOP that may be necessary in order to obtain such determination letter. No employee of Catskill or any Catskill Subsidiary shall be eligible to become a participant in the Catskill ESOP after the Effective Time.

         (d) After the Effective Time, except to the extent that Troy or its Subsidiaries continues Plans in effect, employees of Catskill or its
Subsidiaries who become employed by Troy or any of its Subsidiaries will be eligible for employee benefits that Troy or such Subsidiary, as the case may be, provides to its employees generally and, except as otherwise required by this Agreement, on substantially the same basis as is applicable to such employees, provided that nothing in this Agreement shall require any duplication of benefits. Troy will or will cause Troy Bank to (i) give credit to employees of Catskill and its Subsidiaries, with respect to the satisfaction of the limitations as to pre-existing condition exclusions, evidence of insurability requirements and waiting periods for participation and coverage that are applicable under the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of Troy or Troy Bank, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable employee welfare benefit plans of

Catskill or its Subsidiaries and to waive preexisting condition limitations to the same extent waived under the corresponding Plan.

         (e) After the Subsidiary Merger and the Bank Merger, Troy and each relevant Troy Subsidiary will honor, without modification, and perform the obligations of Catskill and Catskill Bank under, the contracts, plans and arrangements listed in Section 6.5(e) of the Catskill Disclosure Schedule.

         (f) After the Effective Time, Troy and each relevant Troy Subsidiary will provide a severance benefit to each full-time employee of Catskill or any Catskill Subsidiary immediately before the Effective Time (other than any such employee who is a party to any written agreement relating to employment or severance described in Section 3.12(a) hereof) and whose employment is terminated involuntarily, other than for "Cause" (as defined below), by Troy or such Troy Subsidiary as of the Effective Time or within three months thereafter. The severance benefit shall consist of continuation of such employee's base salary or wages for a period equal to (i) two weeks multiplied by (ii) the number of full years of continuous service completed by such employee with Catskill or any Catskill Subsidiary, up to a maximum of 26 weeks, as if such employee had continued to be employed on a full-time basis by Troy or such Troy Subsidiary during such period, subject to applicable tax withholding. For purposes of this Section 6.5(f), "Cause" shall mean the employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated duties, violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and- desist order.

         6.6      Indemnification.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Catskill (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Catskill or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and defend against and respond thereto to the extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Catskill as in effect on the date hereof. It is understood and agreed that after the Effective Time, Troy shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Troy as in effect on the date hereof (subject to change as required by law), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Troy; provided, however, that (1) Troy shall have the right to assume the defense thereof and upon such assumption Troy shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Troy elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Troy and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Troy, and Troy shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Troy shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, (3) Troy shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), and (4) Troy shall not be obligated pursuant to this paragraph to the extent that a final judgment determines that any such losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement are as a result of the gross negligence, willful misconduct or malfeasance of the Indemnified Party. Troy shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Troy would be permitted to advance such expenses pursuant to the DGCL and Troy's Certificate of Incorporation or

Bylaws, and (ii) Troy receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Troy pursuant to the DGCL and Troy's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this
Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Troy thereof; provided, however, that the failure to so notify shall not affect the obligations of Troy under this Section 6.6 except to the extent such failure to notify materially prejudices Troy. Troy's obligations under this Section 6.6 continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Troy shall require any successor to expressly assume its obligations under this Section 6.6(a).

         (b) Troy shall purchase for the benefit of the persons serving as executive officers and directors of Catskill immediately prior to the Effective Time and who are, as of the date of this Agreement, individually covered by a directors' and officers' liability insurance policy, a similar directors' and officers' liability insurance coverage for at least two years after the Effective Time, under either Catskill's policy in existence on the date hereof, or under a policy of similar coverage and amounts containing terms and conditions which are generally not less advantageous than Troy's current policy, and in either case, with respect to acts or omissions occurring prior to the Effective Time which were committed by such executive officers and directors in their capacity as such ("Tail Insurance"); provided however, that in no event shall Troy be required to expend pursuant to this Section 6.6(b) more than the amount equal to 150% of the current annual amount expended by Catskill to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, Catskill agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

         6.7      Subsequent Interim and Annual Financial Statements.

         As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter, as to which the time period shall be 90 days), Catskill will deliver to Troy its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as filed with the SEC under the Exchange Act. Catskill shall also deliver to Troy any Current Reports on Form 8- K promptly after filing such reports with the SEC.

         6.8      Additional Agreements.

         In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent banks to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and Troy's and Catskill's Subsidiaries shall take all such necessary action as may be reasonably requested by Troy.

         6.9      Advice of Changes.

         Troy and Catskill shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Catskill with the covenants set forth in Section 5.1 hereof.

         6.10     Current Information.

         During the period from the date of this Agreement to the Effective Time, Catskill will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Troy and to report the general status of the ongoing operations of Catskill. Catskill will promptly notify Troy of any material change in the normal course of business or in the operation of the properties of Catskill and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Catskill, and will keep Troy fully informed of such events.

         6.11     Execution and Authorization of Bank Merger Agreement.

         Prior to the Effective Time, (a) Troy and Catskill each shall execute and deliver the Certificate of Merger substantially in the form at Exhibit C, and (b) Troy and Catskill each shall cause Troy Bank and Catskill Bank, respectively, to execute and deliver the Bank Merger Agreement, in substantially the form at Exhibit A.

         6.12     Transaction Expenses of Catskill.

         (a) For Troy's planning purposes, Catskill shall, within 15 days from the date hereof, provide Troy with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Catskill in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Catskill shall promptly notify Troy if or when it determines that it will expect to exceed its budget.

         (b) Promptly after the execution of this Agreement, Catskill shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Catskill shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.

         (c) Catskill shall advise Troy monthly of all out-of-pocket expenses which Catskill has incurred in connection with this transaction.

         (d) Catskill, in reasonable consultation with Troy, shall make all arrangements with respect to the printing and mailing of the Proxy Materials. Catskill shall, if Troy reasonably deems necessary, also engage a proxy solicitation firm to assist in the solicitation of proxies for its Special Meeting. Catskill agrees to cooperate as to such matters.

         6.13     Further Actions of Catskill.

         Upon the written request of Troy, Catskill shall, within 5 business days of the date of such written request, demand payment of, or cause Catskill Bank to demand payment of, any and all loans (to the extent identified by Troy) of Catskill or Catskill Bank, as the case may be, which loans are (or should have been) set forth at Sections 3.5(a) or 3.20(e) of the Catskill Disclosure Schedule, and which loans are secured or collateralized in any way by Catskill Common Stock.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1      Conditions to Each Party's Obligation To Effect the Merger.

         The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approvals.

                  This Agreement, including the Certificate of Merger, and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Catskill Common Stock entitled to vote thereon.

                  (b) Other Approvals.

                  All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that Troy reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

                  (c) Proxy Materials.

                  The Proxy Materials shall have approved for use under the Exchange Act, and no stop order suspending the approval of the Proxy Materials shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) No Injunctions or Restraints; Illegality.

                  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions (an "Injunction") contemplated by this Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

         7.2 Conditions to Obligations of Troy.

         The obligation of Troy to effect the Merger is also subject to the satisfaction or waiver by Troy at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties.

         The representations and warranties of Catskill set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Troy shall have received a certificate signed on behalf of Catskill by each of the President and Chief Executive Officer and the Chief Financial Officer of Catskill to the foregoing effect.

                  (b) Performance of Covenants and Agreements of Catskill

                  Catskill shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Troy shall have received a certificate signed on behalf of Catskill by each of the President and Chief Executive Officer and the Chief Financial Officer of Catskill to such effect.

                  (c) Consents under Agreements.

                  (i) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Catskill under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Catskill or the Surviving Corporation.

                  (ii) The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Bank Merger to any obligation, right or interest of Catskill Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on Catskill Bank or the Surviving Bank.

                  (d) No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  (e) No Material Adverse Change.

                  There  shall  have  been  no  changes,   other  than   changes
contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of Catskill or any Catskill Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on Catskill

                  (f) Accountant's Comfort Letter.

                  Catskill shall have caused to be delivered on the respective dates thereof to Troy "comfort letters" from KPMG L.L.P., Catskill's independent public accountants, dated the date on which the Proxy Materials or last amendment thereto shall be approved for use, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to Troy and Catskill, with respect to Catskill's financial data presented in the Proxy Materials, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

                  (g) Repayment of Loans.

                  Any and all loans of Catskill and Catskill Bank as to which Troy has requested that Catskill or Catskill Bank make demand for payment in accordance with Section 6.13 above, shall have been paid in full, with no waiver or negation of any rights or remedies available against the borrower thereunder.

         7.3      Conditions to Obligations of Catskill

         The obligation of Catskill to effect the Merger is also subject to the satisfaction or waiver by Catskill at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties.

                  The representations and warranties of Troy set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Catskill shall have received a certificate signed on behalf of Troy by each of the President and the Chief Financial Officer of Troy to the foregoing effect.

                  (b) Performance of Covenants and Agreements of Troy.

                  Troy shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Catskill shall have received a certificate signed on behalf of Troy by each of the President and the Chief Financial Officer of Troy to such effect.

                  (c) Consents under Agreements.

                  The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Troy is a party or is otherwise bound shall have been obtained.

                  (d) No Pending Governmental Actions.

                  No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

         8.1      Termination.

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Catskill:

                  (a) by mutual consent of Troy and Catskill in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Troy or Catskill upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either Troy or Catskill if the Merger shall not have been consummated on or before January 31, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either Troy or Catskill (provided that the terminating party is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of Catskill hereto required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either Troy or Catskill (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f) by either Troy or Catskill (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Troy, if the management of Catskill or its Board of Directors, for any reason, (i) fails to call and hold within 35 days of the approval for use of the Proxy Materials a special meeting of Catskill's shareholders to consider and approve this Agreement and the transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement and the transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement;

                  (h) by Troy if Catskill has complied with Section 5.1(e) above, and has given written notice to Troy that Catskill has agreed to enter into a Superior Competing Transaction; provided, however, that such termination under this Section 8.1(h) shall not be effective unless and until Catskill shall have complied with the expense and breakup fee provisions of Section 9.3 below, and shall have acknowledged in the written notice to be provided in accordance herewith that the Option granted pursuant to the Option Agreement shall then be exercisable in accordance with terms thereof.

                  (i) by Catskill in the event of a Catastrophic Market Event (as defined below) and that, if the Securities Portfolio Sale has not been completed, results in Catskill's inability to obtain Sale Proceeds in excess of $73.2 million. For purposes of this subsection (i), "Catastrophic Market Event" shall mean (i) a decline of more than 10% in the Bond Buyer 20 Index and a decline of more than 10% in the Merrill Lynch Corporate Bond Index, as quoted in the Wall Street Journal from the level on the date hereof until 30 days after the date hereof or (ii) if the values for the Bond Buyer 20 Index and Merrill Lynch Corporate Bond Index are not published for 3 consecutive business days because of financial market conditions in the United States.

         8.2      Effect of Termination.

         In the event of termination of this Agreement by either Troy or Catskill as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.2(a) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

         8.3      Amendment.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Catskill; provided, however, that after any approval of the transactions contemplated by this Agreement by Catskill's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Catskill shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4      Extension; Waiver.

         At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1      Closing.

         Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the offices of Hogan & Hartson L.L.P., counsel to Troy, on a date and place specified by the Parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of all conditions precedent specified under
Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or on such other date, place and time as the parties may agree in writing (the "Closing Date").

         9.2      Nonsurvival of Representations, Warranties and Agreements.

         None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         9.3      Expenses; Breakup Fee.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Except as set forth herein, in the event that this Agreement is terminated by either Troy or Catskill by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Troy pursuant to Section 8.1(g) hereof, Troy or Catskill, as applicable, shall pay all documented, reasonable costs and expenses up to $500,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby. In the event that this Agreement is terminated by Troy under Section 8.1(d) by reason of Catskill shareholders not having given any required approval, or in the event this Agreement is terminated by Troy by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, Catskill shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Troy in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $1.5 million. In the event that this Agreement is terminated by Catskill by reason of a willful material breach pursuant to Sections 8.1(e) or (f) hereof, Troy shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Catskill in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $2.5 million. In the event that this Agreement is terminated by Troy under Section 8.1(h) by reason of Catskill having agreed to enter into an Superior Competing Transaction, Catskill shall pay all documented, reasonable costs and expenses up to $500,000 incurred by Troy in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $1.5 million.

         9.4      Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (a)      if to Troy, to:
                           Troy Financial Corporation
                           32 Second Street

                           Troy, NY  12180
                           Attn.:  Mr. Daniel J. Hogarty, Jr.

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004-1109
                           Attn.:  Stuart G. Stein, Esq.
                  and

                  (b)      if to Catskill, to:
                           Catskill Financial Corporation
                           341 Main Street
                           Catskill, NY  12414-1450
                           Attn.:  Mr. Wilbur J. Cross

                           with a copy (which shall not constitute notice) to:

                           Hinman, Howard & Kattell, LLP
                           700 Security Mutual Building
                           Binghamton, NY  13902-5250
                           Attn.:  Clifford S. Weber, Esq.

         9.5      Interpretation.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         9.6      Counterparts.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.7      Entire Agreement.

         This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Certificate of Merger, the Option Agreement and the Catskill Stockholder Agreement.

         9.8      Governing Law.

         This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

         9.9      Enforcement of Agreement.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.10     Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11     Publicity.

         Except as otherwise required by law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which the Troy Common Stock may become listed), so long as this Agreement is in effect, neither Troy nor Catskill shall, or shall permit any of Troy's or Catskill's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Certificate of Merger, the Option Agreement or the Catskill Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Troy and Catskill shall cooperate to prepare a joint press release announcing the signing of this Agreement and the transactions contemplated hereunder.


         9.12     Assignment; Limitation of Benefits.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

         9.13     Additional Definitions.

         In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "Affiliated Person": any director, officer or 5% or greater shareholder, spouse or other person living in the same household of such director, officer or shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 5% or greater shareholder, general partner or 5% or greater trust beneficiary.

         "Competing Proposal": any of the following involving Catskill or any Catskill Subsidiary: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase by such person of Catskill, any Catskill Subsidiary or any business line of Catskill that constitutes 15% or more of the net revenues, net income or assets of Catskill and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Catskill or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Catskill or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Catskill or any of its subsidiaries, other than the transactions contemplated by this Agreement.

         "Knowledge": with respect to any entity, refers to the actual knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to Troy or Catskill, as the case may be, means a condition, event, change or occurrence, other than the Securities Portfolio Sale, that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, loans, securities, deposit accounts, business or properties of Troy or Catskill (other than as a result of (i) changes in laws or regulations or accounting rules of general applicability or interpretations thereof, or (ii) decreases in capital under Financial Accounting Standards No. 115 attributable to general changes in interest rates), or (B) the ability of Troy or Catskill to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Certificate of Merger and, in the case of Catskill, the Option Agreement, but shall not include Catskill's obligations under the Catskill Stock Plan, the Catskill Management Recognition Plan or any employment or severance agreement set forth in Section 3.12 of the Catskill Disclosure Schedule.

         "Subsidiary":   with  respect  to  any  party  means  any  corporation,
partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

         "Superior Competing Transaction": any of the following involving Catskill or any Catskill Subsidiary: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Catskill Common Stock then outstanding or all or substantially all the assets of Catskill, and otherwise on terms which the Board of Directors of Catskill, determines in its good faith judgment (based on the opinion of Ryan, Beck & Co., or another financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

                            [SIGNATURES PAGE FOLLOWS]

         IN WITNESS WHEREOF, Troy, Merger Sub and Catskill have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                               TROY FINANCIAL CORPORATION

       ATTEST:


By:    /s/ Kevin M.  O'Bryan              By:    /s/ Daniel J.  Hogarty, Jr.
       -----------------------------             ------------------------------
       Name:  Kevin M. O'Bryan            Name:  Daniel J. Hogarty, Jr.
       Title: Senior Vice President       Title: Chairman, President and Chief
              and Secretary                      Executive Officer


                                       CATSKILL FINANCIAL CORPORATION

ATTEST:

By:    /s/ Allan Oren                     By:    /s/ Wilbur J.  Cross
       -----------------------------             ------------------------------
       Name: Allan Oren                   Name:  Wilbur J. Cross
       Title: Director                    Title: Chairman, President and
                                                 Chief Executive Officer


                                       CHARLIE ACQUISITION CORPORATION

       ATTEST:

By:    /s/ Kevin M.  O'Bryan            By:      /s/ Daniel J. Hogarty, Jr.
       -----------------------------             ------------------------------
       Name:  Kevin M. O'Bryan            Name:  Daniel J. Hogarty, Jr.
       Title: Secretary                   Title: President and Chief Executive
                                                 Officer

                       APPENDIX B - STOCK OPTION AGREEMENT

              CATSKILL FINANCIAL CORPORATION STOCK OPTION AGREEMENT

                       THE TRANSFER OF THE OPTION  GRANTED BY THIS  AGREEMENT IS
              SUBJECT TO RESALE RESTRICTIONS.

         This STOCK OPTION AGREEMENT, dated as of June 7, 2000 (this "Agreement"), is entered into between Catskill Financial Corporation, a Delaware corporation ("Issuer"), and Troy Financial Corporation, a Delaware corporation ("Grantee").

                                   WITNESSETH:

         WHEREAS, Grantee, Charlie Acquisition Corporation, a Delaware corporation, and Issuer have entered into an Agreement and Plan of Merger, dated as of even date with this Agreement (the "Plan"), which was executed by the parties thereto prior to the execution of this Agreement; and

         WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

     SECTION 1. Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of fully paid and nonassessable shares of common stock, par value $0.01 per share of Issuer ("Issuer Common Stock") equal to 19.9% of the total of the number of issued and outstanding shares of Issuer Common Stock as of the first date that the Option becomes exercisable, at a price per share equal to $19.00 (the "Option Price").

     SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force and effect upon the earliest to occur of the following events (which are collectively referred to as an "Exercise Termination Event"):

            (i) The time immediately prior to the Effective Time (as defined in the Plan); (ii) 18 months after the first occurrence of a Purchase Event;

            (iii)18 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below);

            (iv) upon the valid termination of the Plan, if no Purchase Event or Preliminary Purchase Event has occurred prior to such termination, by Issuer pursuant to Sections 8.1(e) or 8.1(f) of the Plan as a result of a breach by Grantee, both parties pursuant to Section 8.1(a) of the Plan, or by either party pursuant to Sections 8.1(b) or 8.1(c) of the Plan;

            (v) 18 months after the termination of the Plan, by either party pursuant to Section 8.1(d) of the Plan based on the required vote of Issuer's stockholders not being obtained at a duly called meeting of the stockholders of the Issuer, if no Purchase Event or Preliminary Purchase Event has occurred prior to the meeting of Issuer's stockholders (or any adjournment or postponement thereof) held to vote on the Plan; or

            (vi) 18 months after the termination of the Plan, by Grantee pursuant to Sections 8.1(e) or 8.1(f) thereof as a result of a breach by Issuer, or by Grantee pursuant to Sections 8.1(g) or (h) of the Plan.

         (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

            (i) Issuer without having received Grantee's prior written consent, shall have entered into any letter of intent or definitive agreement to engage in an Acquisition Transaction (as defined below) with any person (as defined below) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any Person (as the term "person" is defined in Sections 3(a)9 and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation or other business combination involving Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer, (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of Beneficial Ownership (as the term "beneficial ownership" is defined in Regulation 13d-3(a) of the Exchange Act) of securities representing 20% or more of the voting power of Issuer; provided, however, that "Acquisition Transaction" shall not include a transaction entered into after the termination of the Plan in which the Issuer is the surviving entity, if in connection with such transaction, no person acquires Beneficial Ownership of 20% or more of the total voting power of the Issuer to be outstanding after giving effect to such transaction and in which the aggregate voting power of Issuer acquired by all persons is less than 33% of the total voting power of Issuer;

            (ii) Any Person (other than Grantee, any Grantee Subsidiary or any current affiliate of Issuer) shall have acquired Beneficial Ownership of 20% or more of the outstanding shares of Issuer Common Stock;

            (iii)(a) Any Person (other than Grantee or any Grantee Subsidiary) shall have made a bona fide proposal to Issuer or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Issuer's stockholders prior to the Catskill Stockholders' Meeting to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership of 20% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively) and (b) the stockholders of Issuer do not approve the Merger, as defined in the Plan, at a meeting of the Issuer's stockholders;

            (iv) There shall exist a willful or intentional breach under the Plan by Issuer and such breach would entitle Grantee to terminate the Plan; or

            (v) The meeting of the Issuer's stockholders to be held for the purpose of voting on the Plan shall not have been held pursuant to the Plan or shall have been canceled prior to termination of the Plan, or for any reason whatsoever Issuer's Board of Directors shall have failed to recommend, or shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors, that Issuer's stockholders approve the Plan, or if Issuer or Issuer's Board of Directors fails to oppose any proposal of the type described at Section 2(b)(iii)(a) above by any Person (other than Grantee or any Grantee Subsidiary).

         (c) The term "Purchase Event" shall mean any of the following events or transactions occurring on or after the date hereof and prior to an Exercise Termination Event:

            (i) The acquisition by any Person (other than Grantee or any Grantee Subsidiary) of Beneficial Ownership (other than on behalf of the Issuer) of 20% or more of the then outstanding Issuer Common Stock;

            (ii) The  occurrence of a Preliminary  Purchase  Event  described in
Section 2(b)(i); or

            (iii)The termination of the Plan by Grantee pursuant to Section 8.1(h) thereof.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event known to Issuer; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice," the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Issuer Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than 10 business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, however, that if prior notification to or approval of the Board of Governors of the Federal Reserve System ("FRB"), Office of the Comptroller of the Currency ("OCC"), the Office of Thrift Supervision ("OTS"), the New York State Banking Department ("NYSBD"), the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice ("DOJ") or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), at Grantee's sole expense, (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a) hereof, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option by written notice to the Issuer given not less than three business days prior to the Closing Date.

         (f) At the closing referred to in Section 2(e) hereof, Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Issuer Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f) hereof, Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Issuer Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Issuer Common Stock purchasable hereunder.

         (h) Certificates for Issuer Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

                THE TRANSFER OF THE SHARES  REPRESENTED  BY THIS  CERTIFICATE IS
            SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

It is understood and agreed that the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws. In addition such certificates shall bear any other legend as may be required by law.

            (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, unless prohibited by applicable law, Grantee shall be deemed to be the holder of record of the number of shares of Issuer Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee.

     SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, non-assessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the FRB, OCC, FTC, DOJ or any other Governmental Authority, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Bank Holding Company Act, the Change in Bank Control Act, the Home Owners' Loan Act of 1933, as amended, or any other applicable federal or state law, is necessary before the Option may be exercised), cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

     SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

     SECTION 5. The number of shares of Issuer Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

            (a) In the event of any change in the type or number of shares of Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other issuances of additional shares (other than pursuant to the exercise of the Option), the type and number of shares of Issuer Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Issuer Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Issuer Common Stock that remain subject to the Option shall be increased or decreased (as applicable) so that, after such issuance and together with the shares of Issuer Common Stock previously issued pursuant to the prior partial exercise of the Option (as adjusted on account of any of the foregoing changes in the Issuer Common Stock), such number of shares shall equal the sum of 19.9% of the total of the number of shares of Issuer Common Stock issued and outstanding on the date the Option first becomes exercisable.

            (b) Whenever the number of shares of Issuer Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment.

     SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or of any of the shares of Issuer Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement with the SEC, under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its reasonable best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Issuer Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations, which demand right shall be transferable but in no event shall Issuer be required to effect more than two registrations in the aggregate pursuant to this Option or any subdivision hereof. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration statement, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with such registration,

Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements and reasonably acceptable to Issuer. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to
Section 2(e) hereof, Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares. If Issuer withdraws a registration statement which has been declared effective at the request of Grantee, or any subsequent holder, then such  filing  shall  be  deemed  an  effective  registration  for  all  purposes hereunder. The Issuer will not be required to file any such registration statement during any period of time (not to exceed 30 days in the case of clauses (A) or (C) below or 45 days in the case of clause (B) below) when (A) the Issuer is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed at that time; (B) the Issuer is required under the Securities Act and the rules and regulations thereunder to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Issuer reasonably determines that such registration would interfere with any financing, acquisition or material transaction involving the Issuer. The registration rights set forth in this Section 6 are subject to the condition that the Grantee or subsequent holder shall provide the Issuer with such information with respect to the holder's securities, the plan for distribution thereof, and such other information with respect to the holder that is required under applicable securities laws to enable the Issuer to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder, including the identity of the holder and the holder's plan of distribution. The Grantee shall not be able to exercise its registration rights hereunder if Grantee can rely on Rule 144 promulgated under the Securities Act to sell such number of shares of Issuer Common Stock that the Grantee otherwise would seek to register.


         (b) Concurrently with the preparation and filing of a registration statement under Section 6(a) hereof, Issuer shall also make all filings required to comply with state securities laws in such number of states as Grantee may reasonably request; provided, that Issuer shall not be required to qualify to do business in, or consent to service of process in, any jurisdiction by reason of this provision.

     SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase, subject to compliance with applicable law and out of funds legally available therefor, the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which
(A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised. The term "market/offer price" shall mean the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date (ii) the price per share of Issuer Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Issuer Common Stock as reported within the 90-day period ending on the Option Repurchase Request Date, and (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an investment banking firm selected by Grantee and reasonably acceptable to Issuer, divided by the number of shares of Issuer
Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by an investment banking firm selected by Grantee and reasonably acceptable to Issuer. The investment banking firm's determination shall be conclusive and binding on all parties.

         (b) Grantee may exercise its right to require Issuer to repurchase the Option pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement, accompanied by a written notice or notices stating that Grantee elects to require Issuer to repurchase the Option in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 30 business days after the surrender of the Option and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price.

         (c) Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory, shareholder and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option in full, Issuer shall promptly so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee the portion of the Option Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) hereof is prohibited as referred to above, from delivering to Grantee the Option Repurchase Price in full, Grantee may revoke its notice of repurchase of the Option either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee that portion of the Option Purchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Issuer Common Stock equal to the number of shares of Issuer Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Issuer Common Stock covered by the portion of the Option repurchased.

         (d) Issuer shall not enter into any agreement with any Person (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other Person assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee elects, in its sole discretion, to require such other Person to perform such obligations.

     SECTION 8. Notwithstanding Sections 2 and 6 hereof, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; provided, that in no event shall any closing date occur more than 12 months after the related notice date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the FRB, OCC, OTS, FTC, DOJ or any other Governmental Authority despite the reasonable best efforts of Grantee and Issuer to obtain such approvals, the exercise of the rights shall be deemed to have been rescinded as of the related notice date. In the event (a) Grantee receives official notice that an approval of the FRB, OCC, FTC, DOJ or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 12 months after the related notice date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the concurrent resale of the Option Shares pursuant to a registration statement as provided in Section 6 hereof.

     SECTION 9. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, subject to any required Governmental Approval, and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non- assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     SECTION 10. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other Person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

         (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

         THE TRANSFER OF THE OPTION REPRESENTED BY THIS ASSIGNMENT AND THE RELATED OPTION AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN CATSKILL FINANCIAL CORPORATION AND TROY FINANCIAL CORPORATION ("TROY"), DATED AS OF JUNE 7, 2000. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF TROY, AND WILL BE PROVIDED TO ANY PERMITTED ASSIGNEE OF THE OPTION WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR.

     SECTION 11. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties including, if applicable, the FRB, OCC, FTC, DOJ and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

     SECTION 12. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     SECTION 13. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire or Issuer is not permitted to repurchase pursuant to Section 7 hereof, the full number of shares of Issuer Common Stock provided in Section 1 hereof (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     SECTION 14. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in the manner and at the respective addresses of the parties set forth in the Plan.

     SECTION 15. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

     SECTION 16. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

     SECTION 17. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

     SECTION 18. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     SECTION 19. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned therein.

     SECTION 20. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer.

     SECTION 21. In the event that any selection or determination is to be made by Grantee or a subsequent holder hereunder and at the time of such selection or determination there is more than one Grantee or holders, such selection shall be made by a majority in interest of such Grantees or holders.

     SECTION 22. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     SECTION 23. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Issuer Common Stock covered hereby.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Option Agreement to be executed and delivered on its behalf by their respective officers thereunto duly authorized, all as of the date first above written.


                                          CATSKILL FINANCIAL CORPORATION


                                             By: /s/ Wilbur J. Cross
                                                 -------------------
                                              Name:  Wilbur J. Cross
                                              Title: Chairman, President and
                                                     Chief Executive Officer



                                            TROY FINANCIAL CORPORATION


                                             By: /s/ Daniel J.  Hogarty, Jr.
                                                 ---------------------------
                                              Name:  Daniel J. Hogarty, Jr.
                                              Title: Chairman, President and
                                                     Chief Executive Officer

             APPENDIX C - FAIRNESS OPINION OF RYAN, BECK & CO., INC.

September 15, 2000



The Board of Directors
Catskill Financial Corporation
341 Main Street
Catskill, NY 12414

Members of the Board:

You have requested our opinion as investment bankers that the consideration to be received in the Merger (the "Merger") between Catskill Financial Corporation ("Catskill") and an acquisition subsidiary of Troy Financial Corporation ("Troy"), the holding company for Troy Savings Bank, pursuant to the Agreement and Plan of Merger dated as of June 7, 2000 ("Merger Agreement") is fair to the holders of Catskill Common Stock from a financial point of view.

Pursuant to the Merger Agreement, at the Effective Time, Charlie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Troy to be formed in connection with the contemplated transactions, shall merge with and into Catskill with Catskill as the surviving corporation. Each share of Catskill's issued and outstanding shares of common stock will be converted into the right to receive $23.00 in cash. Simultaneous with or as soon as practicable after the Merger, Catskill, as the surviving corporation in the Merger, shall be merged with and into Troy.

Ryan, Beck & Co., Inc. as a customary part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In conducting our investigation and analysis of the Merger, we have met with members of senior management of Catskill to discuss Catskill's operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Merger Agreement and related documents; (ii) the Proxy Statement; (iii) Troy's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and Troy's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, December 31, 1999, June 30, 1999 and March 31, 1999; (iv) Troy's
Prospectus, dated February 12, 1999 with respect to Troy's conversion from mutual to stock form of organization; (v) Catskill's Annual Reports to Shareholders on Form 10-K for the fiscal years

Catskill Financial Corporation
September 15, 2000
Page 3


ended September 30, 1999, 1998 and 1997 and Catskill's Quarterly Reports on Form10-Q for the periods ended June 30, 2000, March 31, 2000, December 31, 1999, June 30, 1999 and March 31, 1999; (vi) Catskill's Proxy Statements dated January 14, 2000, January 7, 1999 and January 20, 1998; (vii) the historical stock prices and trading volume of Catskill's common stock (viii) certain operating and financial information provided to Ryan, Beck by the management of Catskill relating to its business and prospects; (ix) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Catskill; and (x) the terms of recent acquisitions of commercial bank and thrift organizations which Ryan, Beck deemed generally comparable in whole or in part to Catskill. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the management of Catskill as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of management. Ryan, Beck is not an expert in evaluating loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Troy and Catskill at June 30, 2000, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Troy and Catskill. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Troy or Catskill or their respective subsidiaries, nor have we reviewed any loan files of Troy or Catskill or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof.

Catskill Financial Corporation
September 15, 2000
Page 4


We have been retained by the Board of Directors of Catskill as an independent contractor to act as financial advisor to Catskill with respect to the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. Ryan Beck has not had an investment banking relationship with Troy and our research department does not provide published investment analysis on Troy. However, Ryan Beck does make a market in Troy's common stock. Prior to this engagement, Ryan, Beck has not had an investment banking relationship with Catskill and Ryan, Beck's research department does not provide published investment analysis on Catskill. However, Ryan, Beck does make a market in Catskill's common stock.

In the ordinary course of our business as a broker-dealer, we may actively trade equity securities of Catskill and Troy for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Catskill and does not constitute a recommendation to any shareholder of Catskill as to how such shareholder should vote at any shareholder meeting held in connection with the Merger. Our opinion may not be used or circulated for any purpose or used in any proxy statement without our consent.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration in the Merger as provided and described in the Merger Agreement is fair to the holders of Catskill common stock from a financial point of view.

Very truly yours,

/s/Ryan, Beck&Co., Inc.
-----------------------
Ryan, Beck & Co., Inc.

        APPENDIX D-- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                                   APPENDIX D

           TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

         262 APPRAISAL RIGHTS. - (a) Any shareholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(I) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (I) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (I) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of

         Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             APPENDIX E- PROXY CARD

                                 REVOCABLE PROXY

                         CATSKILL FINANCIAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
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                                October 17, 2000
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The  undersigned  hereby  appoints the Board of Directors of Catskill  Financial
Corporation with full powers of  substitution,  as attorneys and proxies for the
undersigned,   to  vote  all  shares  of  common  stock  of  Catskill  Financial
Corporation which the undersigned is entitled to vote at a special meeting of shareholders, to be held at our main office located at 341 Main Street, Catskill, New York, on October 17, 2000, at 7:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                     FOR      AGAINST   ABSTAIN
 1.   To approve the adoption of the Agreement     [    ]     [    ]    [    ]
      and Plan of Merger dated June 7, 2000
      between Troy Financial Corporation,
      Charlie Acquisition Corporation and
      Catskill Financial Corporation.

2.    In their discretion, upon such other         [    ]     [    ]    [    ]
      matters as may properly come before
      the meeting, including a proposal to
      adjourn or postpone the special meeting
      for the purpose of soliciting additional proxies in favor of Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. THIS PROXY CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF CATSKILL FINANCIAL CORPORATION ALLOCATED TO PARTICIPANTS UNDER THE CATSKILL FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Catskill Financial Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The   undersigned   acknowledges   receipt  from   Catskill   Financial
Corporation prior to the execution of this proxy of notice of the special meeting, and proxy statement dated September 15, 2000.



Dated: __________, 2000


------------------------------         --------------------------------
PRINT NAME OF SHAREHOLDER              PRINT NAME OF SHAREHOLDER

------------------------------         --------------------------------
SIGNATURE OF SHAREHOLDER               SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE  COMPLETE,  DATE,  SIGN AND MAIL  THIS  PROXY  PROMPTLY  IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE.

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